UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

DESTINATION XL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DESTINATION XL GROUP, INC.

Notice of Annual Meeting of Stockholders

to be held on August 8, 2024

Notice is hereby given that the 2024 Annual Meeting of Stockholders of Destination XL Group, Inc. (the “Company”) will be held at the corporate offices of the Company, 555 Turnpike Street, Canton, Massachusetts 02021 at 9:30 A.M., local time, on Thursday, August 8, 2024 for the following purposes:

1.
To elect seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.
2.
To approve, on an advisory basis, named executive officer compensation.
3.
To approve amendments to our 2016 Incentive Compensation Plan, including the increase in the total number of shares of common stock authorized for issuance under the plan by 6,150,000 shares.
4.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2025.
5.
To transact such other business as may properly come before the meeting or any adjournment thereof.

These proposals are more fully described in the Proxy Statement following this Notice.

The Board of Directors recommends that you vote (i) FOR the election of all seven nominees to serve as directors of the Company, (ii) FOR the approval, on an advisory basis, of named executive officer compensation, (iii) FOR the approval of amendments to our 2016 Incentive Compensation Plan, including the increase in the total number of shares authorized for issuance under the plan and (iv) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2025

Along with the attached Proxy Statement, we are sending you a copy of our Annual Report on Form 10-K for the fiscal year ended February 3, 2024.

The Board of Directors has fixed the close of business on June 12, 2024 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on June 12, 2024 will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 555 Turnpike Street, Canton, Massachusetts 02021, beginning on July 24, 2024 and at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. Regardless of whether you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed proxy to ensure that your shares are represented at the Annual Meeting.

By order of the Board of Directors,

/s/ ROBERT S. MOLLOY

ROBERT S. MOLLOY

Secretary

Canton, Massachusetts

June 28, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 8, 2024: The Proxy Statement and 2024 Annual Report to Stockholders are available at:

https://investor.dxl.com/financial-information/annual-reports

DESTINATION XL GROUP, INC.

555 Turnpike Street

Canton, Massachusetts 02021

(781) 828-9300

Proxy Statement

Annual Meeting of Stockholders

August 8, 2024

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose and Distribution of Proxy Materials

This Proxy Statement and the enclosed form of proxy are being mailed to our stockholders on or about June 28, 2024, in connection with the solicitation by the Board of Directors (the “Board”) of Destination XL Group, Inc. (the “Company”) of proxies to be used at the Annual Meeting of Stockholders, to be held at the Company’s corporate headquarters located at 555 Turnpike Street, Canton, Massachusetts 02021 at 9:30 A.M., local time, on Thursday, August 8, 2024 and at any and all adjournments thereof (the “Annual Meeting”). This Proxy Statement describes the matters to be voted on at the Annual Meeting and contains other required information.

Stockholders Entitled to Vote

Only holders of record of our common stock, par value $0.01 per share, at the close of business on June 12, 2024, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 58,235,323 shares of common stock issued and outstanding. Each share is entitled to one vote at the Annual Meeting.

How to Vote

Stockholders of record may vote by mail or in person at the meeting. If you choose to vote by mail, please complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. If your shares are held in a stock brokerage account or by a bank, you must follow the voting procedures of your broker or bank.

Voting Instructions

When a proxy is returned properly executed, the shares represented will be voted in accordance with the stockholder’s instructions.

Stockholders are encouraged to vote on the matters to be considered. If no instructions have been specified by a stockholder, however, the shares covered by an executed proxy will be voted (i) FOR the election of all seven nominees to serve as directors of the Company, (ii) FOR the approval, on an advisory basis, of named executive officer compensation, (iii) FOR the amendments to the 2016 Incentive Compensation Plan, (iv) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, for the fiscal year ending February 1, 2025 and (v) in the discretion of the proxies named in the proxy card with respect to any other matters properly brought before the Annual Meeting. We are not aware of any other matter that may be properly presented at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank, you must follow the voting procedures of your broker or bank. If you do not give voting instructions to your broker or bank, your broker or bank does not have discretion to vote your shares on the proposals in this Proxy Statement, except for Proposal 4 to ratify the appointment of our independent registered public accounting firm, which is considered a “routine” proposal. A broker “non-vote” occurs when the broker or bank who is the record holder of the shares does not vote on a particular proposal, either because it does not have discretionary voting power to vote the shares or has not received voting instructions from the beneficial owner.

As a result, if you are not the record holder of your shares, it is critical that you provide instructions to your broker or bank if you want your vote to count.

Revoking Your Proxy or Changing Your Vote

You may revoke your proxy at any time before it has been exercised as follows:

•
by attending the Annual Meeting and voting in person; or
•
by filing with the Secretary of the Company, c/o the Company at 555 Turnpike Street, Canton, Massachusetts 02021, either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

If you are not a record holder and your shares are held by your broker or bank, you must contact your broker or bank to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Quorum Requirements

In order to carry on the business of the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares of common stock eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Abstentions and broker non-votes will be counted as present or represented at the Annual Meeting for purposes of determining the presence or absence of a quorum.

Approval of a Proposal

A majority of the votes properly cast “FOR” a matter is required for all proposals. In addition, as described in more detail in Proposal 2 below, Proposal 2 is an advisory vote and is non-binding.

Votes cast means the votes actually cast “FOR” or “AGAINST” a particular proposal, whether in person or by proxy. With respect to all matters presented at the Annual Meeting, abstentions and non-votes will not be deemed to be votes “cast” with respect to such matters and will not count as votes “FOR” or “AGAINST” such matter. Votes will be tabulated by our transfer agent subject to the supervision of the person designated by the Board as an inspector.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board, in accordance with our Fourth Amended and Restated By-Laws (the “By-Laws”), has set the number of members at seven directors.

At the Annual Meeting, seven nominees will be elected to serve on the Board until the 2025 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Accordingly, the Nominating and Corporate Governance Committee has recommended, and our Board has nominated, Harvey S. Kanter, Carmen R. Bauza, Jack Boyle, Lionel F. Conacher, Willem Mesdag, Ivy Ross and Elaine K. Rubin as nominees, all of whom currently serve as members of our Board.

Unless a proxy shall specify that it is not to be voted for a nominee, it is intended that the shares represented by each duly executed and returned proxy will be voted in favor of the election as directors of Harvey S. Kanter, Carmen R. Bauza, Jack Boyle, Lionel F. Conacher, Willem Mesdag, Ivy Ross and Elaine K. Rubin. Although management expects all nominees to serve if elected, proxies will be voted for a substitute if a nominee is unable to accept nomination or election. Cumulative voting is not permitted.

Vote Needed for Approval

The affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting, in person or by proxy, is required for the election of each of the nominees.

Recommendation

The Board of Directors recommends that you vote “FOR”

the election of the seven individuals named above as directors of our Company.

The following table sets forth the names, ages as of June 28, 2024, and certain other information for each of our current directors, all terms expiring at the Annual Meeting.

Name	Age	Director Since	Audit	Compensation	Nominating and Corporate Governance	Cybersecurity and Data Privacy
Lionel F. Conacher, Chairman of the Board and Director	61	2018	C	X
Harvey S. Kanter, President and Chief Executive Officer and Director	62	2019
Carmen R. Bauza, Director	62	2021			X	X
Jack Boyle, Director	56	2017		X	C
Willem Mesdag, Director	70	2014	X	C
Ivy Ross, Director	68	2013	X			C
Elaine K. Rubin, Director	61	2021			X	X

C= current member and committee chairperson

X= current member of the committee

Board Nominees

Set forth below is certain information regarding our current board members being nominated for re-election at the Annual Meeting, and includes information furnished by them as to their principal occupations and business experience for the past five years and certain directorships held by each director within the past five years:

Lionel F. Conacher has been a director since June 2018 and became Chairman of the Board on August 12, 2020. Since September 2021, Mr. Conacher has served as a member of the board of directors for Better Choice Company Inc., a publicly traded company and served as a member of its audit committee from November 2021 until September 2022. From September 2022 until May 2023, he served as its interim chief executive officer. Mr. Conacher was a managing partner of Next Ventures, GP from August 2018 until February 2021. From January 2011 to June 2018, Mr. Conacher was a senior advisor for Altamont Capital Partners LLC (“ACP”), a private equity firm. Prior to joining ACP, from April 2008 until July 2010, Mr. Conacher was the president and chief operating officer of Thomas Weisel Partners, an investment bank. Additionally, Mr. Conacher served as the chairman of Wunderlich Securities, an investee company of ACP, from December 2013 until July 2017. Mr. Conacher previously served as a member of the board of directors for AmpHP Inc., a venture-backed human performance company. He also formerly served as a member of the board of directors of Mervin Manufacturing, a leading designer and manufacturer of snow boards and other board sports equipment, and PowerDot, Inc., a consumer electronics company that markets a muscle recovery and performance tool. Mr. Conacher brings extensive financial and operational experience to the Board.

Harvey S. Kanter is the President, Chief Executive Officer and a director of the Company. Mr. Kanter joined the Company in February 2019 in a transition role as Advisor to the Acting CEO and assumed the role of President and Chief Executive Officer and a director of the Company in April 2019. Mr. Kanter served as a non-executive co-chair, Seattle University Center for Leadership Formation, Albers School of Business and Economics from February 2021 until February 2024. Mr. Kanter served as a director and a member of the compensation committee of Potbelly Corporation, a publicly traded company, from August 2015 until May 2019. Mr. Kanter has over 35 years of business experience, with an extensive background in the retail industry having served from March 2012 until June 2017 as the president and chief executive officer of Blue Nile, Inc., a leading online retailer of high-quality diamonds and fine jewelry and formerly a publicly traded company. From March 2012 until February 2020, Mr. Kanter also served as a member of the board of directors of Blue Nile, Inc. and, from January 2014 until February 2020 as its chairman. From January 2009 to March 2012, Mr. Kanter was the chief executive officer and president of Moosejaw Mountaineering and Backcountry Travel, Inc., a leading multi-channel retailer of premium outdoor apparel and gear. From April 2003 to June 2008, Mr. Kanter served in various executive positions at Michaels Stores, Inc. He was a former brand ambassador for the Fred Hutch Cancer Research Institute, and previously served as an advisory member to the Seattle University Executive MBA Program. Mr. Kanter brings an extensive knowledge of integrated-commerce retailing, with strong strategic and operational expertise.

Carmen R. Bauza was appointed a director of the Company in December 2021. In March 2023, Ms. Bauza joined the board of directors of OneWater Marine Inc., a publicly traded company, and serves as a member of its audit and compensation committees. Since May 2022, Ms. Bauza has also served on the board of directors of Zumiez, Inc., a publicly traded company, and serves as a member of its audit and governance and nominating committees. Ms. Bauza serves as a member of the board of managers of Claire’s Holdings LLC, which she joined in October 2018. Most recently, Ms. Bauza was the chief merchandising officer at Fanatics, Inc. from January 2019 until April 2021. Prior to that, she was the chief merchandising officer at HSN from November 2016 until December 2017 and the senior vice president, general merchandise manager consumables, health and wellness at Walmart from June 2007 to October 2016. She previously held roles at Bath & Body Works, Five Below and The Walt Disney Company. Ms. Bauza currently serves as a member of the board of trustees at Seton Hill University and as a member of the advisory board of RoundTable Healthcare Partners Council. Ms. Bauza brings extensive retail and merchandising experience to the Board.

Jack Boyle has been a director since August 2017. Since February 2024, Mr. Boyle has been the president, buying and North America for Fanatics, Inc., a market leader for officially licensed sports merchandise. From February 2019 to January 2024, Mr. Boyle was the global co-president of direct to consumer/omni-channel for Fanatics, Inc. Mr. Boyle originally joined Fanatics as president of merchandising in June 2012, and from December 2017 to February 2019, served as co-president of North America direct-to-consumer/omni-channel. From February 2005 to June 2012, Mr. Boyle was the executive vice president, general merchandising manager of women’s apparel, intimate, cosmetics and accessories for Kohl’s Corporation. From October 2003 to February 2005, he served as senior vice president, divisional merchandise manager of women’s apparel for Kohl’s Corporation, vice president of junior sportswear from July 2000 to October 2003 and vice president of planning/allocation for women's apparel from December 1999 to July 2000. From June 1990 to December 1999, Mr. Boyle held various merchandise positions, including divisional merchandise manager of women’s, at May Company. Mr. Boyle brings to the Board extensive experience in merchandising, brand management and omni-channel leadership.

Willem Mesdag has been a director since January 2014. Mr. Mesdag is the managing partner of Red Mountain Capital Partners LLC, an investment management firm, and since May 2019, has also served as a Senior Advisor for HPS Investment Partners, a global investment firm. Prior to founding Red Mountain in 2005, Mr. Mesdag was a partner and managing director of Goldman Sachs & Co., which he joined in 1981. Prior to Goldman Sachs, he was a securities lawyer at Ballard, Spahr, Andrews & Ingersoll, which he joined in 1978. He also currently serves on the board of Heidrick & Struggles International, Inc., a publicly traded company, for which he chairs the audit and finance committee and serves on the human resources and compensation committee. He previously served on the boards of 3i Group plc, Cost Plus, Inc., Encore Capital Group, Inc., Nature’s Sunshine Products, Inc., Skandia AB and Yuma Energy, Inc., all of which are or were publicly traded companies. Having had an extensive career in international investment banking and finance and having served on domestic and international public company boards, Mr. Mesdag brings to the Board significant knowledge and experience related to business and financial issues and corporate governance as well as an investor's perspective.

Ivy Ross has been a director since January 2013. In May 2014, Ms. Ross joined Google as head of glass and is currently a vice president of hardware design at Google. From July 2011 until April 2014, Ms. Ross was the chief marketing officer of Art.com where she oversaw the company's marketing, branding, merchandising and user-experience functions. Prior to Art.com, from June 2008 to June 2011, Ms. Ross was EVP of marketing for the Gap brand, and also acted as the creative catalyst for all brands within Gap, Inc. Ms. Ross also has held senior creative and product design positions at Disney Stores North America, Mattel, Calvin Klein, Coach, Liz Claiborne, Swatch Watch and Avon. She also has served on Proctor and Gamble’s design board since its inception. With her industry insight and marketing expertise, Ms. Ross provides a valuable perspective to the Board as we continue to build our DXL brand.

Elaine K. Rubin has been a director since April 2021. Since January 2010, Ms. Rubin has been the founder and president of Digital Prophets Network, LLC, a consulting, advisory and placement firm with a network of digital commerce experts that supports the growth of retail and direct-to-consumer businesses. Since October 2013, she has also served as an advisor to Hint, Inc., which produces fruit-infused water. Prior to that, Ms. Rubin previously held leadership positions at 1800flowers.com, iVillage.com and amazon.com. She previously served on the boards of Smart & Final Stores, Inc. and Blue Nile, Inc., both of which were formerly publicly traded companies. Ms. Rubin co-founded shop.org in February 1996 and served as its elected chair of the board of directors from February 1996 to October 2007 and served on the board of the National Retail Federation (NRF) from 2001 until 2010. Ms. Rubin brings extensive knowledge and experience of digital commerce business and provides valuable insights to the Board as we continue to grow our direct business.

All directors hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.

There are no family relationships between any of our directors and executive officers.

CORPORATE GOVERNANCE

Board Composition

Our Board is currently comprised of seven members and there are no vacancies.

Our Board met eight times during our fiscal year ended February 3, 2024 (“fiscal 2023”). All directors attended at least 75% of the Board meetings and meetings of the committees of the Board on which each director served. We believe that it is important for the members of the Board to attend our annual stockholder meetings. All members of the Board attended our 2023 Annual Meeting of Stockholders.

Board Diversity

We recognize the value of diversity at the Board level and believe that our Board currently comprises an appropriate mix of background, diversity and expertise. Although we do not have a formal separate written policy, our Nominating and Corporate Governance Committee is required under its charter to recommend nominees that ensure sufficient diversity of backgrounds on our Board.

The Board Diversity Matrix below presents the composition of our Board by gender identity and demographic background in accordance with Rule 5606(f) of The Nasdaq Stock Market (“Nasdaq”).

Board Diversity Matrix as of June 12, 2024
	Female	Male	Non-Binary	Did Not Disclose Gender
Total number of directors: 7
Part I: Gender Identity
Directors	3	4	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	1	-	-	-
Asian	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	4	-	-
Two or more Races or Ethnicities	-	-	-	-
LGBTQ+	-	-	-	-
Did not disclose demographic background	-	-	-	-

Corporate Governance Highlights

We comply with the corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002, the SEC and Nasdaq. To assist the Board in fulfilling its responsibilities, we have adopted certain Corporate Governance Guidelines (the "Governance Guidelines"). Many features of our corporate governance principles are discussed in other sections of this proxy statement, but some of the highlights are:

•
Annual Election of Directors. Our directors are elected annually for a term of office to expire at the next Annual Meeting (subject to the election and qualification of their successors).
•
Board Size. The size of the Board is seven members.
•
Majority Vote for Uncontested Director Elections. Under our By-Laws, in an uncontested election, a majority of the votes properly cast is required for the election of our directors. In the case of a contested election, a plurality vote will be required for the election of directors. If a nominee for director does not receive the approval of a majority of the votes properly cast in an uncontested election, our By-Laws provide that the director will promptly tender to the Board his or her offer of resignation. The Nominating and Corporate Governance Committee of the Board will then consider the resignation offer and make a recommendation to the Board whether to accept or reject the resignation.
•
Independent Board and Committees. The majority of our Board is comprised of independent directors. All members of our Board’s Audit, Compensation and Nominating and Corporate Governance committees are independent directors, and none receives compensation from us other than for service on our Board or its committees.

•
Independent Chairperson/Independent Lead Director. We have had an independent Non-Executive Chairman of the Board since January 24, 2019. Our Corporate Governance Guidelines provide that, if the Chairman is not independent, the Board will appoint an independent Lead Director.
•
Independent Executive Sessions. Our Board holds independent executive sessions on at least a semi-annual basis, where independent directors meet.
•
Stock Ownership Guidelines. Our Non-Employee Director Compensation Plan requires that each director receive 60% of his or her annual retainer in shares of common stock until the value of his or her equity ownership is equal to at least three times the annual retainer. A director may not sell any required equity received under the plan while each director is still serving on the Board without the approval of the Board. We encourage our senior management to have meaningful ownership in our Company and through our long-term incentive program provide our senior management team an opportunity to acquire such stock ownership. However, we do not currently have any stock ownership guidelines in place for members of senior management.
•
No Hedging and No Pledging of Company Securities. Our Insider Trading Policy prohibits our directors, officers and employees from engaging in various hedging and pledging activities with Company securities, including short sales and any transaction involving a publicly traded option, such as a put, call or other derivative security.
•
No Stockholder Rights Plan. We do not currently have a stockholder rights plan in effect and are not currently considering adopting one.
•
Vote Required for Merger or Business Combination. A majority vote of the outstanding shares entitled to vote is needed for the stockholders to approve a merger or business combination.
•
Clawback Policies. The Board adopted a clawback policy (the “Executive Clawback Policy”) that complies with the final SEC regulations mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Nasdaq listing requirements. The Executive Clawback Policy provides for repayment of incentive-based compensation in the event of an accounting restatement resulting from noncompliance with financial reporting requirements under federal securities laws. The Executive Clawback Policy is in addition to the clawback provisions in our employment agreements with members of our senior management and in our long-term incentive plans.
•
Directors Overboarding Policy. No director can serve on more than five public company boards. In addition, no director who is a named executive officer can serve on more than one public company board besides that of our Company.

Stockholder Engagement

Members of our Board and senior management regularly engage with our stockholders throughout the year and welcome their feedback on our practices and policies.

Independent Directors

A majority of the members of the Board are “independent” under the rules of Nasdaq. The Board has determined that the following current directors are independent: Mses. Bauza, Ross and Rubin and Messrs. Boyle, Conacher and Mesdag.

Committees of the Board

Our Board has four standing committees: the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation Committee and the Cybersecurity and Data Privacy Committee. Each committee is comprised of directors who are “independent.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) has a written charter, which can be found under “Corporate Governance– Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com. The Nominating Committee was established to perform functions related to governance of our Company, including, but not limited to, planning for the succession of our CEO and such other officers as the Nominating Committee shall determine from time to time, recommending to the Board individuals to stand for election as directors, overseeing and recommending the selection and composition of committees of the Board, and developing and recommending to the Board a set of corporate governance principles applicable to our Company. The Nominating Committee also has responsibility for overseeing the Company’s policies, practices and disclosures with respect to sustainability and environmental, social and governance (ESG) factors, including overseeing the assessment of climate risks. The Nominating Committee has the authority to retain independent advisors, with all fees and expenses to be paid by the Company. The current members of the Nominating Committee are Mr. Boyle and Mses. Bauza and Rubin, each of whom is “independent” under the rules of Nasdaq. The Nominating Committee met five times during fiscal 2023.

The Board's current policy with regard to the consideration of director candidates recommended by stockholders is that the Nominating Committee will review and consider any director candidates who have been recommended by stockholders in compliance with the procedures established from time to time by the Nominating Committee, and conduct inquiries it deems appropriate. The Nominating Committee will consider for nomination any such proposed director candidate who is deemed qualified by the Nominating Committee in light of the minimum qualifications and other criteria for Board membership approved by the Nominating Committee from time to time.

While the Nominating Committee does not have a formal diversity policy for Board membership and identifies qualified candidates without regard to race, color, disability, gender, national origin, religion or creed, it does seek to ensure the fair representation of all stockholder interests on the Board. In that regard, in considering candidates for the Board, the Nominating Committee considers, among other factors, diversity with respect to viewpoint, skills and experience. The Board believes that the use of these general criteria, along with the minimum qualifications listed below, will result in nominees who represent a mix of backgrounds and experiences that will enhance the quality of the Board.

At a minimum, the Nominating Committee must be satisfied that each nominee, both those recommended by the Nominating Committee and those recommended by stockholders, meets the following minimum qualifications:

•
The nominee should have a reputation for integrity, honesty and adherence to high ethical standards.
•
The nominee should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.
•
The nominee should have a commitment to understand our Company and our industry and to regularly attend and participate in meetings of the Board and its committees.
•
The nominee should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of ours, which includes stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all of our stakeholders.
•
The nominee should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

The current procedures to be followed by stockholders in submitting recommendations for director candidates can be found in Section 4.15 of our By-Laws.

The Nominating Committee is responsible for identifying and evaluating individuals, including nominees recommended by stockholders, believed to be qualified to become Board members and recommending to the Board the persons to be nominated by the Board for election as directors at any annual or special meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. The Nominating Committee may solicit recommendations from any or all of the following sources: non-management directors, the CEO, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating Committee will review and evaluate the qualifications of any such proposed director candidate, and conduct inquiries it deems appropriate. The Nominating Committee will evaluate all such proposed director candidates in the same manner, with no regard to the source of the initial recommendation of such proposed director candidate. Accordingly, there are no differences in the manner in which the Nominating Committee evaluates director nominees recommended by stockholders. In identifying and evaluating candidates for membership on the Board, the Nominating Committee will take into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the candidate would fill a present need on the Board.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee is currently comprised of Messrs. Conacher and Mesdag and Ms. Ross. Each of the members of the Audit Committee is independent, as independence for Audit Committee members is defined under the rules of Nasdaq. Messrs. Conacher and Mesdag each qualifies as an audit committee financial expert under the rules of the SEC.

The Audit Committee operates under a written charter, which can be found under “Corporate Governance- Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com.

The purpose of the Audit Committee is to (i) assist the Board in fulfilling its oversight responsibilities to the stockholders, potential stockholders and the investment community; (ii) oversee the audits of our financial statements and our relationship with our independent registered public accounting firm; (iii) promote and further the integrity of our financial statements and oversee the qualifications, independence and performance of our independent registered public accounting firm (including being solely responsible for appointing, determining the scope of, evaluating and, when necessary, terminating the relationship with the independent registered public accounting firm); and (iv) provide the Board and the independent registered public accounting firm, unfiltered access to each other on a regular basis. The Audit Committee has the authority to retain independent advisors, with all fees and expenses to be paid by the Company. The Audit Committee meets at least quarterly and as often as it deems necessary to perform its responsibilities. During fiscal 2023, the Audit Committee met six times.

For additional information regarding the Audit Committee, see the “Report of the Audit Committee” included elsewhere in this Proxy Statement.

Compensation Committee

The primary purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to executive compensation. The Compensation Committee also reviews and independently approves, or makes recommendations to the full Board, all stock-based compensation awards to our executive officers under our equity incentive plans. The Compensation Committee has the authority to retain independent advisors, with all fees and expenses to be paid by the Company. The Compensation Committee met five times during fiscal 2023. The current members of the Compensation Committee are Messrs. Mesdag, Boyle and Conacher, each of whom is “independent” under the rules of Nasdaq.

The Compensation Committee operates under a written charter, which can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com.

The Compensation Discussion and Analysis recommended by the Compensation Committee to be included in the Proxy Statement is included in this Proxy Statement. Among other things, the Compensation Discussion and Analysis describes in greater detail the Compensation Committee’s role in the executive compensation process.

Cybersecurity and Data Privacy Committee

The Cybersecurity and Data Privacy Committee (the “Cybersecurity Committee”) oversees the monitoring and management of cyber risk and data privacy in the Company. The Cybersecurity Committee has the authority to retain independent advisors, with all fees and expenses to be paid by the Company. The current members of the Cybersecurity Committee are Mses. Bauza, Ross and Rubin. The Cybersecurity Committee met four times during fiscal 2023.

Pursuant to its charter, our Cybersecurity Committee (i) assists our Board in fulfilling its risk oversight responsibilities with respect to the protection of the Company’s assets, including confidential, proprietary and personal information, reputation and goodwill in all forms; (ii) supervises and monitors the soundness of our cybersecurity and data protection strategies and practices; (iii) oversees and monitors our material compliance with applicable information security, privacy and data protection laws, industry standards and contractual requirements; (iv) promotes and furthers the integrity, adoption and coordination of our data security processes across the Company to help ensure that data and system security is a Company-wide business objective and priority; and (v) oversees our cybersecurity and data protection performance and the overall implementation of our cybersecurity and data protection strategy.

The Cybersecurity Committee operates under a written charter, which can be found under “Corporate Governance –Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com.

Board Leadership Structure

The Board believes that the Company and its stockholders are best served by maintaining flexibility to have any director serve as Chairperson of the Board. Under our Corporate Governance Guidelines, if the Chairperson is not independent, the Board appoints an independent Lead Director.

Our Board delegates substantial responsibility to its committees, including as described below. We believe that the independent committees of our Board and their chairpersons are an important aspect of the leadership structure of our Board.

Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of enterprise risk management. With the oversight of our full Board, our executive officers are responsible for the day-to-day management of the material risks we face. The involvement of the full Board in setting our business strategy is a key part of its oversight of risk management and in determining what constitutes an appropriate level of risk for us. The full Board receives updates from our executive officers and outside advisors regarding certain risks our Company faces, including various operating risks and corporate governance best practices. At least annually, our senior management team meets to review our identified risks and compensating controls as well as any potential new risks and, when appropriate, presents to the full Board.

In addition, our Board committees each oversee certain aspects of risk management. Our Audit Committee is responsible for overseeing the management of risks associated with the Company’s financial reporting, accounting and auditing matters; our Compensation Committee oversees risks associated with our human capital and compensation policies and programs; our Cybersecurity Committee oversees the management of risks associated with cyber risk and data privacy issues; and our Nominating Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and overall governance structure, director succession planning and our environmental, sustainability and social programs. Our Board committees report their findings to the full Board.

Sustainability

Our Company recognizes the importance of addressing and prioritizing environmental, social and governance (ESG) issues throughout our business. In fiscal 2021, we engaged with a third-party firm to assist us in the development of the Company's initial ESG strategy and initiatives. Our Sustainability Committee, consisting of a cross-disciplinary team from corporate management, reports to the Nominating and Corporate Governance Committee and, when appropriate, presents to our full Board. Our senior management team is working with our Sustainability Committee to develop short- and long-term ESG goals and a related action plan. Information regarding our current efforts, and our ongoing ESG initiatives can be found on our corporate website at https://investor.dxl.com. The information included in, referenced to, or otherwise accessible through our website, is not incorporated by reference in, or considered to be part of, this document or any document unless expressly incorporated by reference therein.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that set forth our governance principles relating to, among other things, director independence, director qualifications and responsibilities, board structure and meetings, and management succession.

A copy of the Corporate Governance Guidelines can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our corporate website, which is at https://investor.dxl.com.

Code of Ethics

We have adopted a Code of Ethics for Directors, Officers and Financial Professionals (the “Code of Ethics”). The full text of the Code of Ethics can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our corporate web site, which is at https://investor.dxl.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of our Code of Ethics by posting such information on our website. We also have a Code of Ethics for all of our associates. Annually, our directors and associates, including our officers, certify that they have read and are in compliance with our Code of Ethics.

Compensation Committee Interlocks and Insider Participation

Each of Willem Mesdag, Jack Boyle and Lionel F. Conacher served as a member of the Compensation Committee during fiscal 2023, none of whom was at any time during fiscal 2023 or at any other time an officer or employee of our Company. During fiscal 2023, none of our executive officers served as a member of the board of directors or compensation committee of any other entity that had one or more executive officers serving as a member of our Board or Compensation Committee.

DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and making recommendations to our Board with respect to the compensation paid to our non-employee directors.

The Company's Non-Employee Director Compensation Plan, as amended to date (the "Director Plan"), sets forth the compensation to be paid to our non-employee directors, including in the form of equity. The plan has a minimum equity ownership requirement that requires each director to receive at least 60% of their annual retainers in shares of common stock until the value of their equity ownership is equal to at least three times the annual retainer. Any shares issued to satisfy the minimum equity ownership requirement are issued under the Company’s 2016 Plan. The Director Plan also permits the Company’s non-employee directors to acquire shares of the Company’s common stock at fair market value by voluntarily electing to receive shares of common stock in lieu of cash fees for service as a director. In November 2023, the Director Plan was amended to permit directors the ability to select shares of deferred stock beginning in fiscal 2024. Any shares of deferred stock will be issued from the 2016 Plan.

The Director Plan is a stand-alone plan and is not a sub-plan under the 2016 Plan. Accordingly, shares issued under the Director Plan for voluntary elections to receive shares of common stock in lieu of cash fees do not reduce the shares available for issuance under the 2016 Plan. The maximum number of shares that can be issued in any quarter pursuant to the Director Plan is limited to 250,000 shares in the aggregate, with the shortfall paid in cash.

We believe that our Director Plan will support our ongoing efforts to attract and retain exceptional directors to provide strategic guidance to our Company. We believe that the total compensation that our non-employee directors receive is in line with our current peer group. Our non-employee directors were compensated under the plan as follows in fiscal 2023:

•
each independent director received a quarterly retainer of $33,750;
•
the Chairman of the Board or Lead Director, as applicable, received a quarterly retainer of $10,000;
•
the Chairperson of the Audit Committee received a quarterly retainer of $5,000; and
•
the Chairperson of each other Board committee received a quarterly retainer of $2,500.

Director Compensation Table

The following table sets forth the compensation paid to our directors during fiscal 2023. Mr. Kanter is not included in the following table as he is a Named Executive Officer and, accordingly, received no compensation for his services as a director. Compensation earned by Mr. Kanter is included below in the “Summary Compensation Table.”

2023 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Lionel F. Conacher, Chairman	$195,000	$—	—	—	$195,000
Carmen R. Bauza	54,000	80,996	—	—	134,996
Jack Boyle	72,500	72,484	—	—	144,984
Willem Mesdag	—	144,991	—	—	144,991
Ivy Ross	77,500	67,495	—	—	144,995
Elaine K. Rubin	57,375	77,620	—	—	134,995

(1)
For fiscal 2023, Mr. Mesdag elected to receive all compensation in unrestricted shares of common stock. Mr. Conacher elected to receive 100% of his compensation in cash. Mr. Boyle elected to receive 50% of his compensation in unrestricted shares of common stock and 50% in cash. Ms. Ross elected to receive 50% of her retainer in cash and 50% in unrestricted shares of common stock, with any chairperson fees in cash. Until Mses. Bauza and Rubin reach the required minimum ownership threshold, each is required to elect 60% of their respective retainer in unrestricted shares of common stock with the remainder elected in cash. The number of shares issued as payment for an earned director fee is determined by taking the director fee earned and dividing by the consolidated closing price of our common stock on the grant date, based on the closing price on the last trading day of the immediately prior fiscal quarter. Payments are made at the beginning of each quarter, with the grant date being the first business day of each respective quarter.
(2)
Represents the portion of each director’s compensation that was paid in the form of equity through the issuance of unrestricted shares of common stock. The fractional share value is forfeited.
(3)
There were no stock option grants to any of the directors in fiscal 2023. At February 3, 2024, Messrs. Boyle and Conacher each had outstanding stock options to purchase 15,000 shares of common stock.

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides a summary of our executive compensation philosophy and programs, and discusses the compensation paid to our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and certain of our other executive officers who served in fiscal 2023 (collectively, our “Named Executive Officers”).

Our Named Executive Officers for fiscal 2023 were:

•
Harvey S. Kanter, President, CEO and Director
•
Peter H. Stratton, Jr., Executive Vice President, CFO and Treasurer
•
Anthony J. Gaeta, Chief Stores and Real Estate Officer
•
Robert S. Molloy, General Counsel and Secretary
•
Allison Surette, Chief Merchandising Officer

Fiscal 2023 Financial and Executive Compensation Highlights

Fiscal 2023 proved to be a challenging year as uncertainty about the economy grew during the year, directly impacting the apparel retail market. The resulting decrease in consumer discretionary spending negatively impacted customer traffic and, as a result, our sales performance fell short of our expectations.

When we approved the plan for fiscal 2023, we had just completed two record years of sales and earnings and, while we expected our sales growth to slow slightly, we did not expect the slowdown in customer traffic that we began to see in the second quarter of fiscal 2023. Despite these headwinds, fiscal 2023 was the second highest year of sales in the history of our Company, only behind fiscal 2022. Furthermore, our operational discipline allowed us to maintain a solid gross margin, manage our operating expenses, resulting in $27.9 million of net income and an adjusted EBITDA margin (a non-GAAP measure) of 10.7%.

A significant accomplishment in fiscal 2023 was the development and finalization of our long-range plan. In connection with our long-range plan, we renegotiated Mr. Kanter's employment agreement, extending the initial term of the agreement until August 11, 2026. We believe that this was an important step to ensure Mr. Kanter will oversee the execution of our long-range plan.

We believe that the compensation earned by our Named Executive Officers in fiscal 2023 was aligned with our operating performance. The following table shows total compensation earned and total realized pay for each of the Named Executive Officers (NEOs) in fiscal 2023 as compared to fiscal 2022:

	Total Compensation(1)			Total Realized Pay (2)
Named Executive Officer	Fiscal 2023	Fiscal 2022	% Change	Fiscal 2023	Fiscal 2022	% Change
Harvey S. Kanter	$5,959,023	$4,221,881	41.1%	$4,269,385	$6,881,634	(38.0)%
Peter H. Stratton, Jr.	$1,048,280	$1,153,866	(9.2)%	$1,124,903	$1,287,281	(12.6)%
Anthony J. Gaeta	$872,760	$831,020	5.0%	$993,374	$899,072	10.5%
Robert S. Molloy	$948,334	$1,014,167	(6.5)%	$1,320,125	$1,088,916	21.2%
Allison Surette	$847,626	$818,948	3.5%	$904,688	$850,290	6.4%
(1)
Total compensation reflects amounts as reported in the “Summary Compensation Table.” The primary driver of the increase in total compensation in fiscal 2023 as compared to fiscal 2022 for Mr. Kanter was due to 573,000 performance stock units, with a grant date fair value of $2.4 million, that were granted to Mr. Kanter in connection with the extension of his employment agreement. See “Compensation Components and Fiscal 2023 Compensation Decisions” and “Employment Agreement - Harvey S. Kanter, Chief Executive Officer and Director” below for additional information regarding the performance award granted in 2023. Total compensation for all of our Named Executive Officers for fiscal 2023 reflect a decrease in the performance payout of the annual incentive plan, with Mr. Gaeta and Ms. Surette's total compensation increasing due to increases in their base salaries received in fiscal 2023.
(2)
Total realized pay is calculated as total compensation per the “Summary Compensation Table” minus the value of equity awards granted, as reported in the “Stock Awards” column and “Option Awards” column of that table, plus the value of any options exercised or stock awards that vested, as reflected in the “Option Exercises and Stock Vested” table for each of the respective years.

Executive Compensation Philosophy and Objectives

Our Compensation Committee is responsible for establishing, implementing and monitoring adherence to the Board’s compensation philosophy, which is to ensure that executive compensation is fair, reasonable, competitive and aligned with the interests of the Company’s stockholders.

The Compensation Committee believes that an effective executive compensation program will:

•
Attract, retain and engage the executive talent the Company requires to perform in line with the Board’s expectations;
•
Recognize and reward the achievement of specific annual and long-term performance goals through a combination of cash and stock-based compensation; and
•
Align the Company’s executives’ interests with those of its stockholders.

When reviewing compensation, the Compensation Committee emphasizes Direct Compensation, which consists of total cash compensation (base salary and annual performance-based cash incentive awards) plus long-term incentive awards. Every year, the Compensation Committee assesses the effectiveness of our compensation plans with the goal of strengthening our overall compensation program as appropriate, including by setting performance metrics to ensure that compensation is aligned with performance that drives stockholder value. We also compare our performance metrics to those used by our peers and take into consideration the recommendations of proxy advisory services.

Key Features of Our Executive Compensation Program

We believe that the Company’s executive compensation program includes key features that align the compensation for our executive officers with the interests of our stockholders.

What We Do	What We Don’t Do
Focus on performance-based pay	No re-pricing of underwater options
Balance short-term and long-term incentives	No hedging or pledging of Company stock
Use multiple targets for performance awards	No tax gross-up on severance payments
Provide executives with very limited perquisites	No supplemental executive retirement plan
Require “double-trigger” change-in-control provisions
Maintain a “clawback” policy covering incentive cash and equity programs
Seek to mitigate undue risk in compensation plans
Utilize an independent compensation consultant

Use of Compensation Consultants

The Compensation Committee has the authority to retain any compensation consultant, legal counsel and/or other adviser to assist in carrying out its duties, including the review of compensation of our Named Executive Officers. The Compensation Committee may accept, reject or modify any recommendations by compensation consultants or other outside advisors.

The Compensation Committee periodically consults with the Segal Group ("Segal"), formerly Sibson Consulting, an independent firm that specializes in benefits and compensation, with respect to the structure and competitiveness of the Company’s executive compensation program compared to its proxy peer group. The Compensation Committee has assessed Segal’s independence, and has concluded that no conflict of interest exists with respect to the services that it performs.

In August 2023, the Compensation Committee and Mr. Kanter agreed to extend the "initial term" of his employment agreement from April 1, 2025 to August 11, 2026. In connection with this extension, the Compensation Committee engaged Segal to review Mr. Kanter's base salary and total direct compensation as well as provide guidance on the terms, conditions and value of a performance award that served both as a retention award to extend his employment to August 2026 and satisfy the commitment in the employment agreement to grant Mr. Kanter a new performance award if the third tranche of his initial new-hire performance award did not vest. See “Compensation Components and Fiscal 2023 Compensation Decisions” and “Employment Agreement - Harvey S. Kanter, Chief Executive Officer and Director” below for additional information regarding the performance award granted in 2023. Based on market insights from Segal, including information derived from published surveys on CEO compensation in retail companies with annual revenues of $500 million to $1.0 billion and trends in CEO compensation, there were no other changes to Mr. Kanter's compensation.

In March of 2023, the Compensation Committee also engaged Korn Ferry to review its peer group for purposes of reviewing and determining compensation decisions for fiscal 2023. The Compensation Committee has assessed Korn Ferry’s independence and has concluded that no conflict of interest exists with respect to the services that it performs.

Fiscal 2023 Target Compensation

CEO Compensation. The Compensation Committee is responsible for determining the target compensation of our CEO. With respect to setting 2023 target compensation, working with Segal, the Compensation Committee compared each element of the CEO’s Direct Compensation to published survey data and data from the Company’s peer group. The Compensation Committee’s objective was that total target compensation should approximate the median target compensation of the Company’s peer group. In addition, as discussed below, in August 2023, the Company extended its employment agreement with Mr. Kanter, which included a grant of a performance stock units.

Other Named Executive Officers. Our CEO makes recommendations regarding the compensation paid to our other Named Executive Officers to the Compensation Committee for its review and approval. Our Named Executive Officers other than the CEO are provided with a competitive base salary and an opportunity to earn performance awards each year, which are driven by our overall financial targets, and to participate in our equity incentive plans.

In 2022, Korn Ferry completed a study that evaluated all positions at our corporate office, from entry level to the CEO, and using their job leveling methodology, created a career framework of job levels based on scope, complexity, and responsibilities of each role. The CEO, together with the Chief Human Resources Officer, uses this framework and the respective job levels when evaluating the annual compensation paid to the other Named Executive Officers.

Our Peer Group

When determining peer companies for use in reviewing and establishing compensation for our Named Executive Officers, we focus primarily on public companies within the specialty retail apparel business with similar revenue and/or market capitalization. The companies in the fiscal 2023 peer group were:

•	Big 5 Sporting Goods	•	J.Jill, Inc.	•	Vera Bradley

•	Build-A-Bear Workshop, Inc.	•	Kirkland’s, Inc.	•	Vince Holding Corp.

•	Cato Group	•	Movado Group	•	Zumiez, Inc.

•	Citi Trends	•	Shoe Carnival

•	Delta Apparel, Inc.	•	Tile Shop Holdings

•	Duluth Holding, Inc.	•	Tilly’s Inc.

In order to develop an appropriate peer group, we considered domestic, publicly traded companies with a range of revenues and market capitalizations that may differ from those included by independent analysts such as Institutional Shareholder Services (ISS). We do so because we believe that companies doing business in specialty retail markets with omni-channel distribution models provide a better benchmark for total shareholder return. An independent analyst may include a company that falls within the same Standard & Poor’s GICS code with similar revenue and market capitalization but with a different business model, business risks, geographic locations, customer base and industry traffic trends which, consequently, may have nothing in common with our Company. For example, a company that owns automotive dealerships is within the same GICS code as our Company, but clearly has a distinctively different business model and is not affected by the same trends that affect specialty retail apparel. As compared to our fiscal 2023 peers, we fell just below the median for revenues and slightly below the 85% percentile for market capitalization. Because our stock is so thinly traded, more weight was given to revenue than to market capitalization.

In fiscal 2024, the Compensation Committee engaged Korn Ferry again to review its peer group for fiscal 2024. As a result of that review and based on the recommendations of Korn Ferry, the Company has added Rocky Brands to its fiscal 2024 peer group and removed Tile Shop Holdings because it is not in the apparel business and therefore may not be affected by the same trends that affect specialty retail apparel.

Say-on-Pay

At our 2023 Annual Meeting, stockholders voted on a non-binding advisory proposal as to the frequency with which we should conduct an advisory vote on executive compensation (a "say-on-pay proposal"). At that meeting, and in accordance with the recommendation of our Board, 97.2% of votes cast voted for the “one-year” frequency for advisory votes on executive compensation. Therefore, we intend to hold an advisory “say-on-pay” vote every year until the next “say-on-pay” frequency vote by our stockholders which will be at our 2029 Annual Meeting.

At our 2023 Annual Meeting, stockholders voted on a non-binding advisory vote on executive compensation as disclosed in the 2023 Proxy Statement. Of the votes cast at the 2023 Annual Meeting on the “say-on-pay” proposal, 98.9% voted in favor of the proposal. The Compensation Committee considered the results of the 2023 advisory vote and believes that it affirms support of our stockholders for our approach to executive compensation, namely, to align short- and long-term incentives with the Company’s financial performance. We will continue to consider the outcome of subsequent say-on-pay votes when making future compensation decisions for our executive officers.

Risk Assessment

We believe that our compensation programs do not provide incentives for unnecessary risk-taking by our employees. Our emphasis on performance-based annual and long-term incentive awards is designed to align executives with preserving and enhancing stockholder value. In addition, we use multiple objectives for our annual incentive plan (“AIP”), which limits the potential benefit from any single event of excessive risk-taking, and a cap on total payouts, as well as management processes in place for establishing key performance targets and monitoring our metrics. In addition, we have clawback policies in place relating to recoupment of compensation in the event of accounting restatements and misconduct of our executives, as described below under “Clawback Policies.” Based on these considerations, among others, we do not believe that our compensation policies and practices create risks that are likely to have a material adverse effect on our Company.

Compensation Components and Fiscal 2023 Compensation Decisions

We believe that our executive compensation policies and practices appropriately align the interests of our executives with those of our stockholders and emphasize the shared responsibility of our executive officers for the Company’s financial performance. Accordingly, the compensation of our Named Executive Officers is heavily weighted toward “at-risk” performance-based compensation.

The primary components of compensation for our Named Executive Officers in 2023 included base salary (“fixed compensation”), annual performance-based cash incentives under our AIP and long-term cash and/or equity incentives under our Long-Term Incentive Plan (“LTIP") (“at-risk compensation”). The annual weight of each component leads to the following allocation of potential compensation that each executive can earn. The CEO Target Compensation excludes the grant of performance stock units granted to Mr. Kanter in connection with the extension in August 2023 of his employment agreement, which served as a retention award.

The components of executive compensation are as follows:

•
Base salary

Base salary represents the fixed component of an executive’s annual compensation. In order to attract and retain top executive talent, we believe that it is important that our base salary be competitive, generally at or near the median of our industry peers.

Base salaries are reviewed annually and adjustments are influenced by the Company’s performance in the previous fiscal year and the executive’s contribution to that performance. The executive’s performance is measured by various factors, including, but not limited to, achievement of specific individual and department goals. Additionally, adjustments may be considered with respect to an individual’s promotion that may occur during the fiscal year, and any modifications in the individual's level of responsibility.

The Compensation Committee expects the CEO’s base salary to be at or near the peer group median, and to approximate 25%-33% of his target Direct Compensation. The base salary of our other Named Executive Officers is recommended by our CEO to the Compensation Committee for its review and approval, and targets the median of the peer group and published industry compensation surveys.

In April 2023, Mr. Gaeta was named Chief Stores and Real Estate Officer, and his salary was increased from $325,000 to $400,000, and Ms. Surette's salary was adjusted from $350,000 to $375,000.

Subsequent to fiscal 2023, Messrs. Stratton, Gaeta and Molloy and Ms. Surette each received a 3% merit increase.

•
Performance-based annual incentive plan (AIP)

The Compensation Committee believes that a substantial portion of each Named Executive Officer’s compensation should tie directly to our Company’s financial performance. The Company’s AIP is an annual performance-based incentive plan that provides a cash award to participants based on achievement of specified corporate, departmental and individual targets.

2023 AIP Awards

On April 27, 2023, the Compensation Committee established the financial, operating and performance metrics for the 2023 AIP. Traditionally, the metrics for the AIP have been focused on the financial and operating performance of the Company in relation to our board-approved budget. However, given the significant uncertainty surrounding the U.S. economy, and the retail industry in particular, in order to keep employees engaged and motivated to achieve our strategic objectives should the macroeconomic situation deteriorate in 2023, the Compensation Committee added a second tier to the 2023 AIP program that was a relative measure, comparing the Company's financial performance in fiscal 2023 against the financial performance of its 2023 peer group, as listed above under "Our Peer Group".

Under this two-tier structure, the payout related to corporate or departmental targets accounted for 80% of the potential award and was determined based on the higher achievement of either TIER I (based on the Company’s approved financial plan) or TIER II (based on the relative financial performance of the Company to its 2023 peers).

TIER I Company performance metrics consisted of corporate targets for Sales and Adjusted EBITDA and departmental targets, if applicable, for Store Operations, Marketing & Digital, and Merchandise/Planning and Allocation. Under TIER I, the Company’s financial performance metrics accounted for 80% of the potential award for Messrs. Kanter, Stratton and Molloy and 40% of the potential award for Mr. Gaeta and Ms. Surette. Mr. Gaeta’s performance metrics included specific store operation targets, and Ms. Surette's performance metrics included specific merchandising, planning and allocation targets, and accounted for 40% of their respective potential award. The performance metrics were derived from the Company’s annual operating plan for fiscal 2023. The Compensation Committee believed that sales and adjusted EBITDA continued to be the two most significant financial metrics for the 2023 AIP.

TIER II Company performance metrics consisted of corporate targets for Comparable Sales and Adjusted EBITDA Margin, each accounting for 40% of the potential award for each participant. Our Comparable Sales and Adjusted EBITDA Margin results for fiscal 2023 were compared to our 2023 peer group on a quartile ranking. For each metric, if the Company ranked in (i) the top quartile, the payout would be 100%; (ii) the second quartile, the payout would be 75%; and (iii) the third quartile, the payout would be 50%. No payout would be earned if the Company finished in the fourth quartile.

Individual performance metrics consisted of discretionary personal goals that accounted for the remaining 20% of the potential award for each of the Named Executive Officers under either TIER I or TIER II. See footnote 6 to the below table for a discussion of these individual targets.

For fiscal 2023, Mr. Kanter’s target participation in the AIP was at 100% of his earned salary with the potential to earn up to 200% of the TIER I corporate targets and 100% of the TIER II corporate targets; Mr. Stratton's target participation was 60%

of his earned salary with the potential to earn up to 150% of the TIER I corporate targets and 100% of the TIER II corporate targets, and the target participation for Messrs. Molloy and Gaeta and Ms. Surette was 50% of their respective earned salaries with the potential to earn up to 150% of the TIER I corporate and departmental targets and 100% of the TIER II corporate targets. Mr. Kanter had the potential to earn up to 200% of his individual target and Messrs. Stratton, Molloy and Gaeta and Ms. Surette had the potential to earn up to 150% of their individual targets.

The 2023 AIP metrics were intended to be achievable, with an approximate 50% probability of achievement. The 2023 AIP performance metrics and actual results against these metrics were as follows:

	Metric	Award % Weight for Metric, other than Mr. Gaeta and Ms. Surette	Award % Weight for Metric for Mr. Gaeta	Award % Weight for Metric for Ms. Surette	Minimum/Maximum Potential Payout	2023 Target	2023 Actual	Payout % earned
TIER I - Company's Financial Performance (1)

Corporate Target 1	Sales	40.0%	20.0%	20.0%	100% payout at target, with 50% payout at 95.3% of target and 150% payout at 100.5% of target, with the exception of Mr. Kanter who is eligible for a maximum payout of 200% at 100.5% of target.	$576.9 million	$521.8 million	0.0%
Corporate Target 2	Adjusted EBITDA (2)	40.0%	20.0%	20.0%	100% payout at target, with 50% payout at 91.6% of target and 150% payout at 102.3% of target, with the exception of Mr. Kanter who is eligible for a maximum payout of 200% at 102.3% of target.	$74.8 million	$55.9 million	0.0%
Departmental Goals, if applicable	Store Operations	-	40.0%	-	Includes payroll as a percentage of sales target, net promoter score target and store conversion target.	(3)	(3)	(3)
	Merchandise, Planning and Allocation	-	-	40.0%	Includes targets for sales by category, gross margin rates by category, inventory turnover and store conversion target.	(3)	(3)	(3)

TIER II - Company’s Financial Performance Measured Against the Company's 2023 Peers (1)

Corporate - Target 1	Comparable Sales (4)	40.0%	40.0%	40.0%	Top Quartile 100%; 2nd Quartile 75%; 3rd Quartile 50%; 4th Quartile no payout.	Top Quartile	2nd Quartile	75.0%
Corporate - Target 2	Adjusted EBITDA Margin (5)	40.0%	40.0%	40.0%	Top Quartile 100%; 2nd Quartile 75%; 3rd Quartile 50%; 4th Quartile no payout.	Top Quartile	Top Quartile	100%

INDIVIDUAL PERFORMANCE (6)

Individual Targets	Discretionary- Personal Goals	20.0%	20.0%	20.0%	Discretionary, at target, based upon individual performance, were evaluated by the CEO (except with respect to the CEO whose individual performance was evaluated by the Compensation Committee). Participants were eligible to receive a discretionary award up to 30%, with the exception of Mr. Kanter who was eligible to receive a discretionary award up to 40%.	20%	Varied by NEO	20-25% (30% for Mr. Kanter)

(1)
The Company did not achieve the Corporate Metrics under TIER I but did achieve the Corporate Metrics under TIER II.
(2)
Adjusted EBITDA is calculated as earnings before interest, taxes and depreciation and amortization, adjusted for the loss from the termination of retirement plans and asset impairment (gain), if any.
(3)
The target for store net promoter score for fiscal 2023 was 75 and the actual net promoter score achieved was 78 for fiscal 2023. The Company does not publicly disclose its store conversion rates, sales by category, inventory turn, payroll as a percentage of sales, or gross margin by category. Any discussion of conversion rates, store payroll as a percentage of sales, and inventory turnover is limited to the percentage and/or dollar increase or decrease over a comparable period. The actual performance for these metrics was as follows: store conversion: 150% of target; store payroll as a percentage of sales: 82.8% of target; sales by category: below threshold (0%); inventory turn as a percentage of sales: 150% of target; and gross margin by category: 95.9% of target. If there had not been an award under TIER II, Mr. Gaeta and Ms. Surette would have been entitled to an award payout under TIER I for these metrics.
(4)
Each peer has its own calculation for comparable sales as it relates to treatment of new stores, remodeled stores or closed stores. For purposes of this metric, however, the Company relied on each peer's reported comparable sales results. For a few peers that do not report comparable sales, the Company used total sales and considered store openings/closings.
(5)
Adjusted EBITDA was calculated for all peers on a basis consistent with how the Company defines adjusted EBITDA margin, which is earnings before interest, taxes, depreciation and amortization and adjusted for any impairment (gain) of assets, restructuring and severance charges and other non-recurring items, such as the Company's loss from the termination of its frozen pension plans. Adjusted EBITDA margin was then calculated by dividing Adjusted EBITDA by total sales as reported.
(6)
Personal goals are part of the Company’s annual performance review. At the start of the fiscal year, each associate, including each of our Named Executive Officers, develops his/her “SMART” (specific, measurable, achievable, relevant and time-bound) goals, each containing a quantifiable measure. The personal goals for Messrs. Molloy and Gaeta and Ms. Surette, which are approved by the CEO, consisted of a combination of quantifiable goals specific to their respective corporate function. Mr. Molloy’s personal goals were tied to ensuring strong corporate governance, legal and ethical compliance, and legal support and guidance throughout the organization. Mr. Gaeta’s personal goals were directly tied to the Company's stores achieving their metrics as well as team development. Ms. Surette's personal goals were strategic and tied to inventory management to maximize sales and gross margin growth, new business initiatives, brand awareness and team development. The personal goals for our CFO were quantifiable and were tied directly to the Company's performance, as well as team development and professional development of staff. Our CEO’s personal goals were tied to the Company's current performance and rollout of a long-term strategic plan.

As a result of achieving the performance targets under TIER II for fiscal 2023 pursuant to the 2023 AIP, as shown above, in April 2024 the Compensation Committee approved cash bonus payouts to our NEOs as follows:

Named Executive Officer	Payout at Target	Total Payout %	Total Cash Payout
Harvey S. Kanter	$866,346	100%	$866,346
Peter H. Stratton, Jr.	$248,896	90%	$224,007
Anthony J. Gaeta	$195,914	95%	$186,118
Robert S. Molloy	$196,712	95%	$186,876
Allison Surette	$188,289	90%	$169,460

2024 AIP

On April 1, 2024, the Compensation Committee established the financial, operating and performance metrics for the 2024 AIP. Given the continued uncertainty surrounding the U.S. economy and reduced consumer discretionary spending, the Compensation Committee believed that the two-tier approach used in fiscal 2023 provided the appropriate balance to keep employees engaged and motivated to achieve our strategic objectives. Similar to the 2023 AIP, the Compensation Committee added a second tier to the 2024 AIP program that would be a relative measure, comparing the Company's financial performance in fiscal 2024 against the financial performance of its 2024 peer group, as discussed above under "Our Peer Group."

Under this two-tier structure, the payout related to corporate or departmental targets, if any, will be determined based on the higher achievement of either TIER I (based on the Company’s approved financial plan) or TIER II (based on the relative financial performance of the Company to its 2024 peers). The maximum payout under TIER I remains 150% (200% for Mr. Kanter); however, the maximum payout under TIER II is capped at 100%.

TIER I Company performance metrics are structured in the same manner as our historical AIPs and consist of corporate targets for Sales and Adjusted EBITDA with departmental targets for Store Operations, Marketing & Digital, and Merchandise/Planning and Allocation. Under TIER I, the Company’s financial performance metrics account for 80% of the potential award for Messrs. Kanter, Stratton and Molloy and 40% of the potential award for Mr. Gaeta and Ms. Surette. Mr. Gaeta’s performance metrics include specific store operation targets, and Ms. Surette's performance metrics include specific merchandising, planning and allocation targets, and account for 40% of their respective TIER I targets.

TIER II Company performance metrics consist of corporate targets for Comparable Sales and Adjusted EBITDA Margin, each accounting for 40% of the potential award for each participant. Our Comparable Sales and Adjusted EBITDA Margin results for fiscal 2024 will be compared to our 2024 peer group on a quartile ranking. For each metric, if the Company ranks in (i) the top quartile, the payout would be 100%; (ii) the second quartile, the payout would be 75%; and (iii) the third quartile, the payout would be 50%. No payout will be earned if the Company finishes in the fourth quartile.

Individual performance targets consisting of discretionary personal goals account for the remaining 20% of the potential award for each of the Named Executive Officers under either TIER I or TIER II. Mr. Kanter has the potential to earn up to 200% of his individual target and Messrs. Stratton, Molloy and Gaeta and Ms. Surette have the potential to earn up to 150% of their individual targets.

The 2024 AIP performance metrics approved by the Compensation Committee are as follows:

	Metric	Award % Attributable to Metric, other than Mr. Gaeta and Ms. Surette	Award % Attributable to Metric for Mr. Gaeta	Award % Attributable to Metric for Ms. Surette	Minimum/Maximum Potential Payout
TIER I - Company's Financial Performance

Corporate Target 1	Sales (52-week year)	40.0%	20.0%	20.0%	100% payout at target, with 50% payout at 97.2% of target and 150% payout at 101.8% of target, with the exception of Mr. Kanter who is eligible for a maximum payout of 200% at 101.8% of target.
Corporate Target 2	Adjusted EBITDA	40.0%	20.0%	20.0%	100% payout at target, with 50% payout at 86.5% of target and 150% payout at 108.1% of target, with the exception of Mr. Kanter who is eligible for a maximum payout of 200% at 108.1% of target.
Departmental Goals, if applicable	Store Operations	-	40.0%	-	Includes payroll as a percentage of sales target, net promoter score target and store conversion target.
	Merchandise, Planning and Allocation	-	-	40.0%	Includes targets for sales by category, gross margin rates by category, inventory turnover and store conversion target.
					Departmental goals payouts range from 50% to 150% dependent upon achievement of the various targets.
TIER II - Company's Financial Performance Measured Against the Company's 2024 Peers

Corporate - Target 1	Comparable Sales	40.0%	40.0%	40.0%	Top Quartile 100%; 2nd Quartile 75%; 3rd Quartile 50%; 4th Quartile no payout.
Corporate - Target 2	Adjusted EBITDA Margin	40.0%	40.0%	40.0%	Top Quartile 100%; 2nd Quartile 75%; 3rd Quartile 50%; 4th Quartile no payout.

INDIVIDUAL PERFORMANCE

Individual Targets	Discretionary- Personal Goals	20.0%	20.0%	20.0%

Discretionary, at target, based upon individual performance, as evaluated by the CEO (except with respect to the CEO whose individual performance will be evaluated by the Compensation Committee). Participants are eligible to receive a discretionary award up to 30%, with the exception of Mr. Kanter who is eligible to receive a discretionary award up to 40%.

The above targets for each metric in TIER I were derived from the Company’s annual operating plan and budget for the 2024 fiscal year, and are intended to be achievable, with an approximate 50% probability of achievement. The likelihood of achieving the 2024 targets reflects the challenges inherent in achieving the goals and objectives of an ambitious operating plan, given the continuing uncertainty with respect to the economy, higher costs, and consumer discretionary spending. The Compensation Committee's adoption of the TIER II plan is to ensure that all participants in the AIP will be motivated in fiscal 2024.

For fiscal 2024, Mr. Kanter will continue to participate at 100% of his salary, Mr. Stratton will continue to participate at 60% of his salary, and Messrs. Molloy and Gaeta and Ms. Surette will continue to participate at 50% of their respective salaries.

•
Long-Term Incentive Plans (LTIP)

The Company’s long-term incentive plan is designed to ensure that the interests of our executives are aligned with those of our stockholders to create sustainable shareholder value and to promote executive retention. Awards under the LTIP consist of a combination of time-based and performance-based awards for which payouts may consist of cash or equity or a combination of both. The performance-based portion of the LTIP is based on financial metric(s) measured over a three-year performance cycle. All equity awards granted under the LTIP are issued from the Company’s stockholder-approved 2016 Incentive Compensation Plan, as amended (the “2016 Plan”). Participants in the LTIP are eligible to receive awards based on their “Target Cash Value,” which is defined as the participant’s annual base salary multiplied by his or her LTIP percentage. Under each LTIP, 50% of each participant’s Target Cash Value is subject to time-based vesting and 50% is subject to performance-based vesting.

Effective beginning with the 2022-2024 LTIP, the LTIPs include a Structured Retirement provision, which provides an opportunity for greater vesting upon retirement where the participant assists the Company in ensuring the succession of the participant’s position within the Company prior to the participant’s retirement. In order to be eligible to participate in a Structured Retirement, the participant must terminate employment after meeting the age and service requirements set forth in the LTIP; the Compensation Committee must confirm through proper corporate action that the participant has met all of the succession planning objectives set by the Compensation Committee for the participant; the participant must continue to work until the date required by the Compensation Committee (which may not be more than 60 days after the Compensation Committee confirms that the objectives have been met); and the participant must execute a release of claims in favor of the Company. The final determination as to whether the requirements of a Structured Retirement have been met is in the sole discretion of the Compensation Committee.

2021-2023 LTIP

The performance period for the Company’s 2021-2023 LTIP ended on February 3, 2024. The time-based awards under the 2021-2023 LTIP were granted in a combination of 25% stock options and 75% cash that vested over four years, with the last tranche vesting on April 1, 2025.

The performance target, established by the Compensation Committee on March 8, 2021, was a three-year relative TSR as compared to the Company’s 2021 peer group, and the actual performance achieved were as follows:

2021-2023 LTIP Performance Period

Metric	Potential Payout	Target	Actual	Payout %
3-yr. relative total shareholder return as compared to 2021 disclosed proxy peers (1)	100% payout at target (2nd quartile), with 50% payout (3rd quartile) and 150% payout (1st quartile). No payout in the 4th quartile.	2nd quartile	1st quartile	150.0%

(1) For the Company and each of its 2021 disclosed proxy peers, the three-year relative total shareholder return was calculated as the percentage change in the 30-day trailing volume-weighted average closing stock price at January 29, 2021 and February 2, 2024, adjusted for any dividends paid.

Based on the above achievement, subsequent to the end of fiscal 2023, the Compensation Committee approved a performance award, with an effective grant date of April 1, 2024, totaling $3.0 million, to be payable in cash, subject to further vesting through August 31, 2024. In an effort to preserve share availability under the 2016 Plan, given the low stock price, the Compensation Committee believed the use of cash awards was more prudent than awarding shares.

Approximately $1.6 million of the $3.0 million of the 2021-2023 LTIP cash award was earned by the Named Executive Officers. The following is a summary of the cash awards granted to our Named Executive Officers on April 1, 2024 as a result of achieving the performance metrics under the 2021-2023 LTIP:

Name	Total Performance-Based Cash Award
Harvey S. Kanter	$937,125
Peter H. Stratton, Jr.	$207,375
Anthony J. Gaeta	$154,875
Robert S. Molloy	$196,875
Allison Surette	$149,625

2022-2024 LTIP and 2023-2025 LTIP

The following is a summary of the 2022-2024 LTIP and 2023-2025 LTIP in effect, but not completed, during fiscal 2023:

Summary of LTIPs	2022-2024		2023-2025
Effective date	April 9, 2022		May 1, 2023
Performance period	3yrs		3yrs
End of Performance Period	February 1, 2025		January 31, 2026
Target cash value	Annual Salary * Participation Rate		Annual Salary * Participation Rate
	Time-Based	Performance-Based	Time-Based	Performance-Based
Allocation of Target Cash Value	50%	50%	50%	50%
Award type	at effective date: 50% RSUs 50% Cash	RSUs, Cash or a combination thereof, when earned	at effective date: 50% RSUs 50% Cash	RSUs, Cash or a combination thereof, when earned
Vesting period	25% April 9, 2023 25% April 1, 2024 25% April 1, 2025 25% April 1, 2026	any award earned subject to additional vesting through August 31, 2025	25% May 1, 2024 25% April 1, 2025 25% April 1, 2026 25% April 1, 2027	any award earned subject to additional vesting through August 31, 2026

Performance Targets (1):	Target:	Min/Max Payout:	Target:	Min/Max Payout:
	3-yr. relative total shareholder return as compared to 2022 disclosed proxy peers (2) (100% weight)	100% payout at target (2nd quartile), with 50% payout (3rd quartile) and 150% payout (1st quartile). No payout in the 4th quartile.	3-yr. relative total shareholder return as compared to 2023 disclosed proxy peers (3) (100% weight)	100% payout at target (2nd quartile), with 50% payout (3rd quartile) and 150% payout (1st quartile). No payout in the 4th quartile.

(1)
The Compensation Committee established just one performance metric, “Three-Year Relative Total Shareholder Return”, for both LTIPs and believed that this metric appropriately aligned management with the interests of our stockholders.
(2)
For the Company and each of its 2022 disclosed proxy peers, the three-year relative total shareholder return will be calculated as the percentage change in the 30-day trailing volume-weighted average closing stock price at January 28, 2022 and January 31, 2025, adjusted for any dividends paid.
(3)
For the Company and each of its 2023 disclosed proxy peers, the three-year relative total shareholder return will be calculated as the percentage change in the 30-day trailing volume-weighted average closing stock price at January 27, 2023 and January 30, 2026, adjusted for any dividends paid.

At the time of establishing the performance targets, the Compensation Committee believed that the single performance metric of a Three-Year Relative Total Shareholder Return reflected the Company’s primary objective of earnings growth and driving shareholder return.

The following table illustrates the components of the LTIPs with the respective vesting dates, illustrating that the time-based portion of the LTIP acts as a retention tool:

		% of	Vesting of Awards by Fiscal Year:
Approval date	Performance Period	total award	2023	2024	2025	2026	2027
4/9/2022	2022-2024 LTIP
	Time-Based Awards, vest April 1 (1), subject to forfeiture	50%	25%	25%	25%	25%	—
	Performance-Based Awards- vest August 31, if achieved	50%	—	—	100%	—	—

5/1/2023	2023-2025 LTIP
	Time-Based Awards, vest April 1 (1), subject to forfeiture	50%	—	25%	25%	25%	25%
	Performance-Based Awards- vest August 31, if achieved	50%	—	—	—	100%	—
(1)
The first tranche of time-based awards vest on April 1 following the end of the first year of the performance period or one year from the date of grant, whichever is later.

2024-2026 LTIP

Effective April 1, 2024, the Compensation Committee established and approved the metric for the 2024-2026 LTIP. Consistent with the past four years, the Compensation Committee established a 3-year relative total shareholder return ("TSR") as the only metric under the 2024-2026 LTIP. The Compensation Committee believes that the selection of a relative total TSR against the Company’s 2024 peers (see "Our Peer Group") aligns the interests of the LTIP participants with the interests of the Company’s stockholders. The Compensation Committee granted the time-based awards for the 2024-2026 LTIP in a combination of 50% restricted stock units and 50% cash.

•
Discretionary Cash and Equity Awards

No discretionary cash or equity awards were granted to our Named Executive Officers in fiscal 2023. In August 2023, as further described below under “Employment Agreement - Harvey S. Kanter, Chief Executive Officer and Director,” we entered into an amendment to Mr. Kanter’s employment agreement to extend its term until August 2026. In connection with the extension, the Compensation Committee engaged Segal to review Mr. Kanter's base salary and total direct compensation as well as provide guidance on the terms, conditions and value of a performance award. The Compensation Committee approved a grant of 573,000 performance stock units ("PSUs"). Similar to Mr. Kanter's previous PSUs, the PSUs will vest, if at all, in nine installments, when the trailing 30-day volume-weighted average closing price of a share of our common stock meets or exceeds $6.50, $6.75, $7.00, $7.25, $7.50, $7.75, $8.00, $8.25 and $8.50, respectively, subject to a minimum one-year vesting from the date of grant. Any unvested PSUs will expire on August 11, 2026.

•
Other Compensation

We offer our senior executives, including our Named Executive Officers, supplemental disability insurance and long-term care and pay a portion of the premiums, which we do not do for our other employees.

Our Named Executive Officers also receive benefits under certain group health, long-term disability and life insurance plans that are generally available to all of our eligible employees.

After six months of service with us, all of our employees, including our Named Executive Officers, are eligible to participate in our 401(k) Plan, and after one year of employment are eligible for a Company match. Under the 401(k) Plan, the Company offers a qualified automatic contribution arrangement (“QACA”) with the Company matching 100% of the first 1% of deferred compensation and 50% of the next 5% (with a maximum contribution of 3.5% of eligible compensation).

We have employment agreements with our CEO and all of our other Named Executive Officers. Upon termination of employment, each executive is entitled to receive severance payments under his or her employment agreement(s) and under the Company’s incentive programs in the event of a termination without justifiable cause. These employment agreements and incentive programs, as they relate to terminations, are discussed in detail below in the section “Employment Agreements” following the “Summary Compensation Table.” Our employment agreements do not contain any tax gross-ups pursuant to Section 280(g) of the Internal Revenue Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Willem Mesdag, Chair
Jack Boyle
Lionel F. Conacher

Summary Compensation Table. The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by us with respect to our Named Executive Officers for fiscal 2023.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Harvey S. Kanter	2023	$866,346	—	$2,765,938	—	$2,167,112	$159,627	$5,959,023
President and Chief Executive	2022	$830,539	—	$829,813	—	$2,402,969	$158,560	$4,221,881
Officer	2021	$735,000	$73,500	$443,260	$207,035	$2,069,448	$88,035	$3,616,278

Peter H. Stratton, Jr.	2023	$414,827	—	$91,571	—	$514,760	$27,122	$1,048,280
Executive Vice President, Chief	2022	$405,846	—	$195,263	—	$526,585	$26,172	$1,153,866
Financial Officer and Treasurer	2021	$395,000	$39,500	$98,088	$51,844	$458,525	$25,647	$1,068,604

Anthony J. Gaeta	2023	$391,827	—	$56,872	—	$400,383	$23,678	$872,760
Chief Stores and Real Estate	2022	$322,115	—	$134,310	—	$352,030	$22,565	$831,020
Officer	2021	$295,000	$29,500	$73,256	$38,281	$267,217	$22,040	$725,294

Robert S. Molloy	2023	$393,423	—	$67,549	—	$458,060	$29,302	$948,334
General Counsel and Secretary	2022	$384,942	—	$165,988	—	$434,942	$28,295	$1,014,167
	2021	$375,000	$37,500	$93,122	$49,218	$397,809	$27,770	$980,419

Allison Surette	2023	$376,577	—	$61,249	—	$376,464	$33,336	$847,626
Chief Merchandise Officer	2022	$311,558	—	$129,763	—	$346,156	$31,471	$818,948

(1)
The amounts reflect the fair value, as of grant date, of awards computed in accordance with FASB ASC Topic 718, and not the actual amounts paid to or realized by the Named Executive Officers during the applicable fiscal year. The fair value of stock option awards was estimated as of the date of grant using a Black-Scholes valuation model. The fair value of the performance stock units, with a market condition, was valued as of the date of grant using a Monte Carlo model. Additional information regarding the assumptions used to estimate the fair value of all awards is included in Note A and Note I to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended February 3, 2024.
(2)
See the table "Stock Awards" below for a breakdown of 2023 amounts reflected in this column. The value of stock awards granted to Mr. Kanter in fiscal 2023 include the value of 573,000 performance stock units granted to Mr. Kanter in connection with the extension of his employment agreement.

The fair value associated with the performance-based component of the equity awards under the 2023-2025 LTIP was determined based on the probable outcome of the performance conditions as of the service-inception date. Because the achievement of the performance targets under the 2023-2025 LTIP was not deemed probable as of the service-inception date, no value was attributed to the performance-based portion of these awards. In addition, performance-based compensation is a liability-based award until earned, at which time it can be settled in a combination of cash and/or equity. The following reflects the fair value of the performance-based equity portion of the 2023-2025 LTIP assuming 50% of the award is settled in equity and that the payout achieved is the highest level of performance for each of the Named Executive Officers:

Harvey S. Kanter	$541,875
Peter H. Stratton, Jr.	$137,363
Anthony J. Gaeta	$85,313
Robert S. Molloy	$101,325
Allison Surette	$91,875
(3)
Represents cash awards earned under the 2023 AIP, cash earned under the performance-based component of the 2021-2023 LTIP, the fourth tranche of time-vested cash of the 2019-2021 LTIP, the third tranche of time-vested cash under the 2020-2022 LTIP, the second tranche of time-vested cash under the 2021-2023 LTIP and the first tranche of time-vested cash under the 2022-2024 LTIP. See table “2023 Non-Equity (Cash) Incentive Plan Compensation” below for additional detail.
(4)
See table “All Other Compensation” below for a breakdown of 2023 amounts reflected in this column.

Stock Awards. The following table provides a breakdown of the amounts in fiscal 2023 in the "Stock Awards" column of the Summary Compensation Table above:

Name	Performance Based Units (1)	2023-2025 LTIP Time-Based (2)	Total Stock Awards
Harvey S. Kanter	$2,404,689	$361,249	$2,765,938
Peter H. Stratton, Jr.	$—	$91,571	$91,571
Anthony J. Gaeta	$—	$56,872	$56,872
Robert S. Molloy	$—	$67,549	$67,549
Allison Surette	$—	$61,249	$61,249
(1)
Represents the grant-date fair value of performance stock units ("PSUs") granted on August 11, 2023, in connection with the extension of Mr. Kanter's employment agreement. The award consists of nine tranches, with the first tranche vesting if and when the 30-day volume-weighted closing price of the Company's common stock is equal to or greater than $6.50 per share. Each subsequent tranche will vest upon achievement of the 30-day volume-weighted closing price of the Company's common stock in $0.25 increments with the ninth tranche vesting when such price is equal to or greater than $8.50 per share. The PSUs are subject to a one-year minimum vesting period, and any unvested PSUs will expire on August 11, 2026. The respective fair value and derived service period assigned to each tranche of the PSUs were determined using a Monte Carlo model based on: a weighted historical volatility of 57.8%, a term of 3 years, stock price on the date of grant of $4.98 per share, a risk-free rate of 4.6% and a cost of equity of 11.0%. The $2.4 million fair value is being expensed over the respective derived service periods of each tranche which range from 12 to 13 months.
(2)
Represents the grant-date fair value of time-based RSUs issued under the 2023-2025 LTIP, which vest in four tranches with the first 25% vesting on May 1, 2024 and the remaining tranches vesting on April 1, 2025, April 1, 2026, and April 1, 2027.

2023 Non-Equity (Cash) Incentive Plan Compensation. The following table provides a breakdown of the amounts for fiscal 2023 in the “2023 Non-Equity (Cash) Incentive Plan Compensation” column of the Summary Compensation Table above:

Name	Annual Incentive Plan (1)	2021-2023 LTIP Performance-Based(2)	2019-2021 LTIP Time-Based(3)	2020-2022 LTIP Time-Based (3)	2021-2023 LTIP Time-Based (3)	2022-2024 LTIP Time-Based (3)	Total Non- Equity (Cash)
Harvey S. Kanter	$866,346	$937,125	$78,094	$78,094	$117,140	$90,313	$2,167,112
Peter H. Stratton, Jr.	$224,007	$207,375	$17,281	$17,281	$25,922	$22,894	$514,760
Anthony J. Gaeta	$186,118	$154,875	$12,906	$12,906	$19,359	$14,219	$400,383
Robert S. Molloy	$186,876	$196,875	$16,406	$16,406	$24,609	$16,888	$458,060
Allison Surette	$169,460	$149,625	$12,469	$12,469	$18,703	$13,738	$376,464
(1)
Each Named Executive Officer earned a cash bonus under the 2023 AIP. See “Compensation, Discussion and Analysis-Compensation Components and Fiscal 2023 Compensation Decisions, Performance-based annual incentive plan and Long-term incentive plans” for more information about the payouts under the 2023 AIP.
(2)
Represents the cash award earned under the performance-based component of the 2021-2023 LTIP that was granted on April 1, 2024, with additional vesting through August 31, 2024. At the discretion of the Compensation Committee, the settlement of this liability-based award can be settled in cash, equity, or a combination thereof. For the 2021-2023 LTIP, in an effort to preserve shares under the 2016 Plan, the Compensation Committee voted to settle the performance-based award in 100% cash.
(3)
Represents the vesting of the fourth tranche of the time-based cash award granted in August 2019 under the 2019-2021 LTIP, the third tranche of the time-based cash award granted in June 2020 under the 2020-2022 LTIP, the second tranche of the time-based cash award granted in March 2021 under the 2021-2023 LTIP and the first tranche of the 2022-2024 LTIP granted in April 2022. See “Compensation,

Discussion and Analysis-Compensation Components and Fiscal 2023 Compensation Decisions, Performance-based annual incentive plan and Long-term incentive plans” for more information.

All Other Compensation. The following table provides a breakdown of the amounts for fiscal 2023 in the “All Other Compensation” of the Summary Compensation Table above:

Name	Auto Allowance	401(k)	Long-Term Healthcare Premiums	Supplemental Disability Insurance	Travel Allowance	Other	Total Other Compensation
Harvey S. Kanter	$10,192	$11,550	$12,876	$5,009	$120,000	$—	$159,627
Peter H. Stratton, Jr.	$8,562	$11,550	$3,947	$3,063	$—	$—	$27,122
Anthony J. Gaeta	$8,562	$11,550	$—	$3,566	$—	$—	$23,678
Robert S. Molloy	$8,562	$11,550	$4,716	$4,399	$—	$75	$29,302
Allison Surette	$8,562	$11,550	$10,465	$2,759	$—	$—	$33,336

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following information about the relationship between the annual total compensation of the Company’s employees and the annual total compensation of the Company’s CEO. Our CEO-to-employee pay ratio has been calculated in accordance with Item 402(u) of Regulation S-K under the Exchange Act.

The total annual compensation for our CEO, Mr. Kanter, for fiscal 2023, as shown in the “Summary Compensation Table”, was $5,959,023. The total annual compensation for our new median employee, who is a full-time 40-hour employee, was $50,049, calculated using the same methodology as used in the “Summary Compensation Table.” Based on this information, for fiscal 2023 the ratio of the annual total compensation of Mr. Kanter, our CEO, to the median of the annual total compensation of all employees was 119 to 1.

The methodology used to identify the median employee in 2023 was to evaluate all employees, other than our CEO, employed by the Company as of December 31, 2023, and performed the following:

•
We determined that, as of December 31, 2023, our employee population consisted of approximately 1,308 individuals, with 1,305 of these individuals located in the U.S. and 3 of these individuals located outside the U.S. This population includes our full-time, part-time, and seasonal employees. Approximately 79% of our total employee population at December 31, 2023 was considered full-time employees.
•
To identify the “median employee” from our employee population, we compared the amount of compensation of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for the year ended December 31, 2023.
•
We did annualize any compensation for any permanent full-time or part-time employees, who started employment at the Company during calendar 2023. We did not annualize compensation for any seasonal or temporary employees.
•
We excluded employees located outside of the U.S. under the de minimis exception to the pay ratio rule, which permits exclusion if a company’s non-U.S. employees account for 5% or less of total employees. Accordingly, we have excluded three associates located in Hong Kong.

PAY VERSUS PERFORMANCE

Pay Versus Performance Table

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, below is disclosure regarding executive compensation for Harvey S. Kanter, our principal executive officer (“PEO”), our non-PEO NEOs, and our Company financial performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The amounts shown for “Compensation Actually Paid” have been calculated in accordance with Item 402(v) of Regulation and do not reflect compensation actually earned, realized, or received by our NEO's. These amounts reflect total compensation per the "Summary Compensation Table" with certain adjustments as described in the following table and footnotes.

For more information concerning our philosophy of how we align compensation for our NEOs to certain performance metrics, refer to the “Compensation Discussion and Analysis” above.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(4)	Net Income ($)(000's)	Adjusted EBITDA (Non-GAAP) ($)(000's)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$5,959,023	$2,431,858	$929,250	$464,918	$374.77	$141.23	$27,854	$55,893
2022	$4,221,881	$7,093,048	$954,500	$1,482,529	$663.06	$124.59	$89,123	$73,808
2021	$3,616,278	$13,729,433	$909,752	$1,878,242	$390.09	$114.78	$56,713	$76,862
2020	$2,110,929	$2,270,835	$579,831	$563,984	$72.07	$106.22	$(64,538)	$(24,197)
(1)
For each fiscal year, the following table is a reconciliation of the adjustments between the compensation for our PEO per the Summary Compensation Table (column (b)) and Compensation Actually Paid (column (c)):

Fiscal Year:	2020	2021	2022	2023
Summary Compensation Table ("SCT") Total for PEO (column (b))	$2,110,929	$3,616,278	$4,221,881	$5,959,023
Deduct - SCT "Stock Award" value	—	(443,260)	(829,813)	(2,765,938)
Deduct - SCT "Option Award" value	(436,880)	(207,035)	—	—
Add or Deduct - year-over-year change in fair value of equity awards granted in prior year that vested in current year	(81,267)	4,203,022	227,798	(1,201,866)
Add or Deduct - year-over-year change in fair value of equity awards granted in prior year that are outstanding and unvested as of the current year-end	(59,872)	4,412,134	2,474,982	(1,524,935)
Add - year-end fair value of equity awards granted in the current year that are outstanding and unvested as of the current year-end	737,926	2,148,295	998,200	1,982,373
Add or Deduct - vesting date fair value of equity awards granted and vested in current year	—	—	—	—
Deduct - fair value as of prior year end of equity awards granted in prior years that failed to vest in the current year	—	—	—	(16,800)
Compensation Actually Paid to PEO (column (c))	$2,270,835	$13,729,433	$7,093,048	$2,431,858
(2)
Our Non-PEOs NEOs for fiscal 2023 and fiscal 2022 were Peter H. Stratton, Anthony J. Gaeta, Robert S. Molloy and Allison Surette. For fiscal 2021 and fiscal 2020, our Non-PEO NEOs were Ujjwal Dhoot, our former Chief Marketing Officer, and Messrs. Stratton, Molloy and Gaeta.

(3)
For each fiscal year, the following table is a reconciliation of the adjustments between the average compensation for our Non-PEO NEO's per the Summary Compensation Table (column (d)) and Average Compensation Actually Paid to Non-PEO NEO's (column (e)):

Fiscal Year:	2020	2021	2022	2023
Average Summary Compensation Table Total for Non-PEO NEO's (column (d))	$579,831	$909,752	$954,500	$929,250
Deduct - SCT "Stock Award" value	—	(79,352)	(156,331)	(69,310)
Deduct - SCT "Option Award" value	(53,009)	(44,496)	—	—
Add or Deduct - year-over-year change in fair value of equity awards granted in prior year that vested in current year	(44,540)	122,413	31,521	(158,089)
Add or Deduct - year-over-year change in fair value of equity awards granted in prior year that are outstanding and unvested as of the current year-end	(14,636)	524,801	464,934	(302,611)
Add - year-end fair value of equity awards granted in the current year that are outstanding and unvested as of the current year-end	96,338	445,124	187,905	65,679
Add or Deduct - vesting date fair value of equity awards granted and vested in current year	—	—	—	—
Deduct - fair value as of prior year end of equity awards granted in prior years that failed to vest in the current year	—	—	—	—
Average Compensation Actually Paid to Non-PEO NEO's (column (e))	$563,984	$1,878,242	$1,482,529	$464,918
(4)
The Peer Group TSR used in this table is the Dow Jones U.S. Apparel Retailers Index (assuming reinvestment of all dividends), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K, included in our Annual Report on Form 10-K for the year ended February 3, 2024. The comparison assumes $100 was invested for the period starting January 31, 2020, through the end of each fiscal year.
(5)
We have identified Adjusted EBITDA as our Company Selected Measure. Adjusted EBITDA is a Non-GAAP financial measure. For our Company, Adjusted EBITDA represents earnings before interest, taxes and depreciation and amortization and before the loss from termination of retirement plans and any asset impairment (gain).

Pay Versus Performance Relationships Descriptions

The following charts depict the relationships between PEO and non-PEO NEO Compensation Actually Paid ("CAP") and the financial metrics included in the table above. The key factor that drove the change in CAP for our PEO and non-PEO NEOs as compared to these financial metrics was the increase in our stock price over the periods reflected, as our LTIP awards are based solely on Company relative TSR. In addition, in fiscal 2021, the CAP for our PEO reflected the value of performance stock units that vested when our stock price reached certain thresholds in fiscal 2021.

Description of Relationship Between PEO and Non-PEO Compensation Actually Paid and Company's TSR

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.

CAP vs. Company TSR
Compensation Actually Paid
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
Cumulative Company TSR
(value of initial $100 investment)
$700
$600
$500
$400
$300
$200
$100
$-
$72.07
$390.09
$663.06
$374.77
2020
2021
2022
2023
PEO
Average for Non-PEO NEOs
Company TSR

Description of Relationship Between the Company TSR and Peer Group Cumulative TSR

The following chart shows the cumulative TSR of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, versus the Dow Jones U.S. Apparel Retailers, assuming an initial fixed $100 investment on January 31, 2020 (end of fiscal 2019) and computed in accordance with the requirements of Item 402(v) of Regulation S-K.

Company TSR vs. Peer Group TSR

$750
$650
$550
$450
$350
$250
$150
$50
Cumulative TSR
(value of initial $100 investment)

	January 31, 2020	January 29, 2021	January 28, 2022	January 27, 2023	February 2, 2024
Company Cumulative TSR	$100.00	$72.07	$390.09	$663.06	$374.77
Peer Group Cumulative TSR	$100.00	$106.22	$114.78	$124.59	$141.23

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income (Loss)

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs and net income (loss) during the four most recently completed fiscal years. Net income for fiscal 2022 included a non-recurring tax benefit related to the release of our tax valuation allowance of $31.6 million. The net loss for fiscal 2020 included a $14.8 million asset impairment charge.

CAP vs. Net Income (Loss)
Compensation Actually Paid
$13,000,000
$10,000,000
$7,000,000
$4,000,000
$1,000,000
$(2,000,000)
Net Income (in thousands)
$95,000
$75,000
$55,000
$35,000
$15,000
$(5,000)
$(25,000)
$(45,000)
$(65,000)
$(64,538)
$56,713
$89,123
$27,854
2020
2021
2022
2023
PEO
Average for Non-PEO NEOs
Net Income (Loss)

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company-Selected Measure

The following chart sets forth the relationship between CAP to our PEO, the average of CAP to our Non-PEO NEOs, and Adjusted EBITDA, a non-GAAP measure (our Company-Selected Measure) during the four most recently completed fiscal years.

CAP vs. Adjusted EBITDA
Compensation Actually Paid
Adjusted EBITDA (in thousands)
$13,000,000
$11,000,000
$9,000,000
$7,000,000
$5,000,000
$3,000,000
$1,000,000
$(1,000,000)
$90,000
$70,000
$50,000
$30,000
$10,000
$(10,000)
$(30,000)
$(24,197)
$76,862
$73,808
$55,893
2020
2021
2022
2023
PEO
Average for Non-PEO NEOs
Adjusted EBITDA

Tabular List of Most Important Performance Measures

As discussed above in more detail under "Compensation Discussion and Analysis - Compensation Components and Fiscal 2023 Compensation Decisions," the Compensation Committee uses several financial and operational performance measures in making its compensation decisions. The following list represents the most important financial performance measures used by the Company to link Compensation Actually Paid to our PEO and other NEOs to Company performance for fiscal 2023.

• Adjusted EBITDA (a non-GAAP measure)
• TSR
• Sales Growth

Employment Agreements

Harvey S. Kanter, President, Chief Executive Officer and Director

On February 19, 2019, we entered into an employment agreement with Mr. Kanter, pursuant to which Mr. Kanter was appointed President, Chief Executive Officer and a director of the Company effective April 1, 2019. From February 19, 2019 to March 31, 2019, Mr. Kanter served as an Advisor to the Acting CEO. The initial term of the agreement was three years and could be automatically renewed, upon the same terms and conditions, for successive periods of one year, unless either party terminated the agreement in accordance with its terms.

In February 2022, the Compensation Committee engaged Segal to review Mr. Kanter’s direct compensation. Effective April 1, 2022, the Company and Mr. Kanter entered into an updated employment agreement (the "Employment Agreement"). The initial term of the Employment Agreement was for three years, unless terminated earlier in accordance with its terms (the "Initial Term").

On August 11, 2023, the Company and Mr. Kanter entered into the First Amendment (the “Amendment”) to the Employment Agreement (as amended, the "Amended Employment Agreement"). The Amendment extended the initial term of Mr. Kanter’s employment from April 1, 2025 to August 11, 2026, unless terminated earlier in accordance with the terms of the Amended Employment Agreement (the “Initial Term”). At the expiration of the Initial Term, the Amended Employment Agreement will automatically renew, upon the same terms and conditions, for successive periods of one year, unless either party provides advance written notice in accordance with the Amended Employment Agreement.

Pursuant to his Amended Employment Agreement, Mr. Kanter receives an annual base salary of $850,000 as President and Chief Executive Officer with an annual automobile allowance of $10,000. Mr. Kanter receives a quarterly travel allowance in the amount of $30,000, which is intended to be used for travel between Mr. Kanter's home and the Company’s corporate offices.

In connection with the extension of the Initial Term under the Amendment, Mr. Kanter received 573,000 PSUs to be settled in shares of the Company’s common stock upon vesting. The award will vest, if at all, in nine installments, when the trailing 30-day volume-weighted average closing price of a share of the Company’s common stock meets or exceeds $6.50, $6.75, $7.00, $7.25, $7.50, $7.75, $8.00, $8.25, and $8.50, respectively, subject to a minimum one-year vesting from the date of grant. Any unvested PSUs will expire on August 11, 2026.

Mr. Kanter is eligible to participate in our annual incentive plan at a target rate of 100% of his earned salary, up to a maximum payout of up to 200% of target. Mr. Kanter is also eligible to participate in our long-term incentive plans at a target bonus equal to 170% of his base salary in effect on the effective date of participation. Pursuant to the terms of the LTIP, 50% of any award will be time-based compensation and 50% will be performance-based compensation. Maximum payout of performance-based compensation is 150% of target.

Pursuant to the Amended Employment Agreement, if Mr. Kanter terminates his employment for Good Reason (as defined in the Amended Employment Agreement) or the Company terminates his employment without Justifiable Cause (as defined in the Amended Employment Agreement):

1.
During the Initial Term of the Amended Employment Agreement, Mr. Kanter will be eligible to receive, subject to certain requirements described in the Employment Agreement, a severance payment equal to (x) the base salary he would have been paid through the end of the Initial Term plus (y) bonuses under the AIP for the remaining partial and complete fiscal years in the Initial Term as if Mr. Kanter had remained employed through the end of the Initial Term. Bonuses will be calculated assuming target and any partial year will be prorated. The severance payment will be paid in 24 monthly installments; and

2.
During any one-year period that commences after the end of the Initial Term, Mr. Kanter will be eligible to receive a payment equal to (x) his then current base salary plus (y) the then value of his target bonus under the AIP, payable in 24 monthly installments, and,
3.
If the Company timely elects not to renew the Amended Employment Agreement after the Initial Term, Mr. Kanter will be eligible to receive a payment equal to (i) three months of his then current base salary plus (ii) the then value of 25% of his target bonus under the AIP, payable in 24 monthly installments.

If Mr. Kanter’s employment is terminated by him for Good Reason or by the Company without Justifiable Cause during the one-year period following a Change in Control (as defined in the 2016 Plan), then Mr. Kanter will be eligible to receive, subject to certain requirements described in the Employment Agreement, a payment equal to (i) two times his then current base salary plus (ii) the then value of two times his target bonus under the AIP, generally payable in a lump sum within 60 days of the termination of his employment following a Change in Control.

In addition, if a termination of Mr. Kanter’s employment prior to the expiration of the Initial Term meets the requirements of a Structured Retirement (as defined in the LTIP, as described above) such termination will be deemed to be a termination by the Company without Justifiable Cause. Additionally, for purposes of the AIP, a termination of his employment that meets the requirements of a Structured Retirement and that occurs at any time during the employment term (including after the Initial Term) will be deemed to be a termination by the Company without Justifiable Cause under the AIP.

Employment Agreements with Other Named Executive Officers

We have employment agreements with each of Named Executive Officers other than our CEO (the “NEO Employment Agreements”). The term of each NEO Employment Agreement begins on the respective effective date and continues until terminated by either party. Our Named Executive Officers are eligible to participate in our AIP. Each Named Executive Officer is entitled to vacation and to participate in and receive any other benefits customarily provided by us to our senior executives.

Each of the NEO Employment Agreements provide that, if the executive officer’s employment is terminated by us at any time for any reason other than “justifiable cause” (as defined in the NEO Employment Agreements), disability or death, we are required to pay the executive the executive's then current base salary for five months after the effective date of such termination. This severance benefit is conditioned upon the executive’s execution of a general release. These payments are not made if the executive is terminated with “justifiable cause,” the executive resigns, or the executive dies or becomes disabled. The Named Executive Officers would also be entitled to additional payments or acceleration of awards under the AIP and LTIP programs, in accordance with the terms of those plans.

If the Named Executive Officer’s employment is terminated at any time within one year following a Change of Control (as defined in the NEO Employment Agreements) other than for "justifiable cause," or if the executive resigns for “good reason” (as defined in the NEO Employment Agreements), then we will be obligated to pay the executive an amount equal to twelve months of the executive’s highest base salary in effect at any time during the six-month period ending on the date of the Change of Control. This payment also is conditioned upon the executive’s execution of a general release. Payments made under this provision are to be reduced if and to the extent necessary to avoid any payments or benefits to the executive being treated as “excess parachute payments” within the meaning of Internal Revenue Code Section 280G(b)(i).

The NEO Employment Agreements contain confidentiality provisions pursuant to which each executive agrees not to disclose confidential information regarding our Company. The NEO Employment Agreements also contain covenants pursuant to which each executive agrees, during the term of his/her employment and for a one-year period following the termination of his/her employment, not to have any connection with any business which is a specialty retailer that primarily distributes, sells or markets so-called “big and tall” apparel of any kind for men or which utilizes the “big and tall” retail or wholesale marketing concept as part of its business.

Estimated Potential Payments to Named Executive Officers

The following table shows the payments that would be made to our Named Executive Officers assuming a “termination without cause” or a “resignation for good reason” (each a “Qualifying Termination”) or a Qualifying Termination following a Change in Control, as described in the employment agreements, as of February 3, 2024 (the last day of fiscal year 2023).

			Long-Term Incentive Plan
Name	Continued Base Salary(1)	Annual Incentive Plan (2)	Time- Based Awards (3) (5)	Performance- Based Compensation (4)(5)	Total Potential Payments
Harvey S. Kanter
Qualifying Termination	$4,320,833	$866,346	$2,211,737	$1,664,227	$9,063,143
Qualifying Termination due to change in control	$3,400,000	$866,346	$2,211,737	$1,664,227	$8,142,310
Peter H. Stratton, Jr.
Qualifying Termination	$203,500	$224,007	$505,990	$391,692	$1,325,188
Qualifying Termination due to change in control	$407,000	$224,007	$505,990	$391,692	$1,528,688
Anthony J. Gaeta
Qualifying Termination	$200,000	$186,118	$365,203	$269,350	$1,020,670
Qualifying Termination due to change in control	$400,000	$186,118	$365,203	$269,350	$1,220,670
Robert S. Molloy
Qualifying Termination	$193,000	$186,876	$452,774	$332,836	$1,165,486
Qualifying Termination due to change in control	$386,000	$186,876	$452,774	$332,836	$1,358,486
Allison Surette
Qualifying Termination	$187,500	$169,460	$353,391	$264,479	$974,829
Qualifying Termination due to change in control	$375,000	$169,460	$353,391	$264,479	$1,162,329
(1)
Because Mr. Kanter was in the Initial Term of his Amended Employment Agreement as of February 3, 2024, for a Qualifying Termination, Mr. Kanter would have been entitled to receive, as continued base salary, the sum of the remaining base salary and annual incentive payout, assuming target, that he would have received during the Initial Term of his employment. For the other Named Executive Officers, continued base salary for Qualifying Termination assumes six months of salary, which includes one month for notice. Continued base salary for Qualifying Termination due to change in control is the sum of two times base salary plus the then-amount of the annual incentive payout at target for Mr. Kanter and one-year base salary for the other Named Executive Officers.
(2)
The amounts represent the actual incentive earned for 2023 AIP. See "Compensation Discussion and Analysis - Compensation Components and Fiscal 2023 Compensation Decisions - Discretionary Cash and Equity Awards" for more information regarding this award.
(3)
Time-based awards under our LTIPs represent time-based RSUs and Stock options under our 2020-2022 LTIP, 2021-2023 LTIP, 2022-2024 LTIP and 2023-2025 LTIP. Because the respective performance periods for the 2020-2022 LTIP and the 2021-2023 LTIP would have been complete as of February 3, 2024, all outstanding awards would have become fully vested under both a Qualifying Termination and Qualifying Termination due to a change in control. Because the 2022-2024 LTIP would have completed the second year of its performance period and the 2023-2025 LTIP would have completed the first year of its performance period, as of February 3, 2024, each participant would have vested in RSUs and stock options based on a pro-rata vesting percentage, which is calculated based on the number of effective days of participation over the total number of days in the performance period.
(4)
Includes the actual performance award earned under the 2021-2023 LTIP. Because the performance periods for the 2022-2024 LTIP and the 2023-2025 LTIP were not complete as of February 3, 2024, for a Qualifying Termination, each participant would be entitled to receive a pro-rated vesting percentage, at the end of the performance period for each of the respective LTIPs based on the actual performance level achieved. The above table assumes the performance level achieved is at target. For a Qualifying Termination due to a change in control, each participant would be entitled to receive a pro-rated vesting percentage, at the date of the change in control at target. Mr. Kanter’s 573,000 PSUs would forfeit unexercised unless, during the thirty-days following his termination, a performance target is achieved. In such case, he would be entitled to any unvested PSUs that would have vested as though he had not been terminated.
(5)
All time-based RSUs awards that would vest upon an assumed termination on February 3, 2024 were valued using the closing stock price of our stock on February 2, 2024 of $4.16 per share. The value of all outstanding stock options that would become exercisable upon an assumed termination on February 3, 2024 were valued using the spread between the closing stock price of our stock on February 2, 2024 and the respective exercise price of such stock option.

Clawback Policies

Executive Clawback Policy. The Board adopted a clawback policy (the “Executive Clawback Policy”) that complies with the final SEC regulations mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Nasdaq Listing Rule 5608. The Executive Clawback Policy provides for repayment of incentive-based compensation in the event of an accounting restatement resulting from noncompliance with financial reporting requirements under federal securities laws. The policy applies to current and former executives and requires reimbursement or forfeiture of any excess incentive compensation received by an executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. The Executive Clawback Policy is in addition to, the Company’s other clawback policies and provisions described below.

Other Clawback Policies and Provisions. Our employment agreements with members of our senior management and our long-term incentive plans contain clawback provisions that provide for remedies in the event we learn, after the senior executive is terminated by us other than for “justifiable cause,” that the senior executive could have been terminated for “justifiable cause.” In addition, since August 2018, we have had an executive incentive pay clawback policy that permits the Company to recover incentive-based compensation (cash and/or equity) from current and former executive officers of the Company in certain circumstances.

Grants of Plan-Based Awards. The following table sets forth certain information with respect to plan-based awards granted to the Named Executive Officers in fiscal 2023.

2023 GRANTS OF PLAN-BASED AWARDS

		Service	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
	Grant	Inception	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
	Date	Date	($)	($)	($)	($) (1)	($) (1)	($) (1)	(#)	(#)	($ / Sh)	($)
Harvey S. Kanter
2023 AIP (2)		4/27/2023	$173,269	$866,346	$1,732,692	—	—	—	—	—	—	—
2023-2025 LTIP, Time-Based (3)	5/1/2023	1/29/2023	$-	$361,250	$-	—	—	—	82,289	—	—	$361,249
2023-2025 LTIP, Performance-Based (3)	5/1/2023	1/29/2023	$180,625	$361,250	$541,875	$180,625	$361,250	$541,875	—	—	—	—
Performance Stock Units (4)	8/11/2023	8/11/2023	—	—	—	—	—	—	573,000	—	—	2,404,689
Peter H. Stratton, Jr.
2023 AIP (2)		4/27/2023	$49,779	$248,896	$373,344	—	—	—	—	—	—	—
2023-2025 LTIP, Time-Based (3)	5/1/2023	1/29/2023	—	$91,575	—	—	—	—	20,859	—	—	$91,571
2023-2025 LTIP, Performance-Based (3)	5/1/2023	1/29/2023	$45,788	$91,575	$137,363	$45,788	$91,575	$137,363	—	—	—	—
Anthony J. Gaeta
2023 AIP (2)		4/27/2023	$39,183	$195,914	$293,870	—	—	—	—	—	—	—
2023-2025 LTIP, Time-Based (3)	5/1/2023	1/29/2023	—	$56,875	—	—	—	—	12,955	—	—	$56,872
2023-2025 LTIP, Performance-Based (3)	5/1/2023	1/29/2023	$28,438	$56,875	$85,313	$28,438	$56,875	$85,313	—	—	—	—
Robert S. Molloy
2023 AIP (2)		4/27/2023	$39,342	$196,712	$295,067	—	—	—	—	—	—	—
2023-2025 LTIP, Time-Based (3)	5/1/2023	1/29/2023	—	$67,550	—	—	—	—	15,387	—	—	$67,549
2023-2025 LTIP, Performance-Based (3)	5/1/2023	1/29/2023	$33,775	$67,550	$101,325	$33,775	$67,550	$101,325	—	—	—	—
Allison Surette
2023 AIP (2)		4/27/2023	$37,658	$188,289	$282,433	—	—	—	—	—	—	—
2023-2025 LTIP, Time-Based (3)	5/1/2023	1/29/2023	—	$61,250	—	—	—	—	13,952	—	—	$61,249
2023-2025 LTIP, Performance-Based (3)	5/1/2023	1/29/2023	$30,625	$61,250	$91,875	$30,625	$61,250	$91,875	—	—	—	—
(1)
Performance-based awards under the LTIP plans are denominated in dollars at the service inception date and are accounted for as a liability during the performance period. The actual grant date of equity awards, if any, will occur only if the performance targets are achieved and only if the Compensation Committee were to decide to grant a portion or all of the award in the form of equity. For purposes of this table, it is assumed that any performance-based award earned under the 2023-2025 LTIP would be granted in a combination of 50% cash and 50% equity. See footnote 3 below for additional information on the 2023-2025 LTIP.
(2)
The threshold payout for each executive assumes the achievement of only the individual personal goals, target payout assumes 100%, and the maximum payout assumes 150% of the payout targets under the 2023 AIP, with the exception of the maximum payout for Mr. Kanter which is 200%. See “Compensation Components and Fiscal 2023 Compensation Decisions - Performance-based annual incentive plan – 20232 AIP” for more information on the targets set under the 2023 AIP. The respective actual cash payment made to each of the Named Executive Officers under the 2023 AIP is included in the “Summary Compensation Table” for fiscal 2023.
(3)
On May 1, 2023, the Compensation Committee approved the performance target for the 2023-2025 LTIP. The performance-based awards represent 50% of the total potential payout under the 2023-2025 LTIP, and assumes that 50% is payable in cash and 50% payable in equity. The amounts in the above table represent the dollar value of any future grant of cash and equity assuming a potential payout at threshold, target and maximum for each executive estimated based on achieving 50%, 100% and 150%, respectively, of the payout targets set by the Compensation Committee. The actual grant of equity will occur only if the performance targets are achieved and only if the Compensation Committee decides to grant a portion or all of the award in equity. The remaining 50% of the total potential payout under the 2023-2025 LTIP represents time-based awards, which were granted 50% cash and 50% in RSUs. The above table reflects the cash award and the RSUs that were granted on May 1, 2023. The cash award and the RSUs vest in four equal tranches, with the first tranche vesting on May 1, 2024, and the remaining tranches vesting on April 1, 2025, April 1, 2026, and April 1, 2027. See “Compensation Components and Fiscal 2023 Compensation Decisions - Long-term incentive plans - 2023-2025 Performance Period” above for more information on the targets.
(4)
On August 11, 2023, in connection with the extension of Mr. Kanter's employment agreement, the Compensation Committee granted to Mr. Kanter 573,000 PSUs. The award will vest, if at all, in nine installments, when the trailing 30-day volume-weighted average closing price of a share of the Company’s common stock meets or exceeds $6.50, $6.75, $7.00, $7.25, $7.50, $7.75, $8.00, $8.25 and $8.50, respectively, subject to a minimum one-year vesting from the date of grant. Any unvested PSUs will expire on August 11, 2026.

Outstanding Equity Awards at Fiscal Year-End. The following table sets forth certain information with respect to outstanding equity awards held by the Named Executive Officers at the end of fiscal 2023.

2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)		($)	Date	(#)		($)(1)	(#)		($)(1)
Harvey S. Kanter	—	—	—				—		—	573,000	(2)	2,383,680
	—	—	—				53,971	(3)	$224,519	—		—
	—	—	—				82,289	(4)	$342,322
	150,000	—	—	(5)	$0.64	6/10/2030	—		—	—		—
	221,020	—	221,020	(6)	$0.53	6/11/2030	—		—	—		—
	83,990	—	167,980	(7)	$0.69	3/8/2031	—		—	—		—
	35,421	35,422	—	(8)	$0.75	3/9/2031	—		—	—		—

Peter H. Stratton, Jr.	126,727	—	48,909	(6)	$0.53	6/11/2030	—		—	—		—
	37,172	—	37,172	(7)	$0.69	3/8/2031	—		—	—		—
	24,078	12,038	—	(8)	$0.75	3/9/2031	—		—	—		—
	—	—	—				13,681	(3)	$56,913	—		—
	—	—	—				20,859	(4)	$86,773	—		—

Anthony J. Gaeta	109,581	—	36,527	(6)	$0.53	6/11/2030	—		—	—		—
	27,761	—	27,761	(7)	$0.69	3/8/2031	—		—	—		—
	7,372	8,686	—	(8)	$0.75	3/9/2031	—		—	—		—
	—	—	—				8,497	(3)	$35,348	—		—
	—	—	—				12,955	(4)	$53,893	—		—

Robert S. Molloy	79,298	—	46,433	(6)	$0.53	6/11/2030	—		—	—		—
	15,290	—	35,289	(7)	$0.69	3/8/2031	—		—	—		—
	2,858	11,429	—	(8)	$0.75	3/9/2031	—		—	—		—
	—	—	—				10,092	(3)	$41,983	—		—
	—	—	—				15,387	(4)	$64,010	—		—

Allison Surette	4,261	—	—	(9)	$4.49	9/11/2026	—		—	—		—
	105,867	—	35,288	(6)	$0.53	6/11/2030	—		—	—		—
	26,820	—	26,820	(7)	$0.69	3/8/2031	—		—	—		—
	17,372	8,686	—	(8)	$0.75	3/9/2031	—		—	—		—
	—	—	—				8,209	(3)	$34,149	—		—
	—	—	—				13,952	(4)	$58,040	—		—

(1)
The value of shares was calculated using the closing price of our common stock of $4.16 on February 2, 2024.
(2)
This award represents an award granted to Mr. Kanter in August 2023 in connection with the extension of his employment agreement. The award will vest, if at all, in nine installments, when the trailing 30-day volume-weighted average closing price of a share of the Company’s common stock meets or exceeds $6.50, $6.75, $7.00, $7.25, $7.50, $7.75, $8.00, $8.25 and $8.50, respectively, subject to a minimum one-year vesting from the date of grant. Any unvested PSUs will expire on August 11, 2026.
(3)
These awards represent the unvested portion of RSUs granted on April 9, 2022 in connection with our 2022-2024 LTIP. These awards vest in three remaining equal tranches on April 1, 2024, April 1, 2025 and April 1, 2026.
(4)
These awards represent the unvested portion of RSUs granted on May 1, 2023 in connection with our 2023-2025 LTIP. These awards vest in four equal tranches on April 1, 2024, April 1, 2025, April 1, 2026 and April 1, 2027.
(5)
This award represents a discretionary grant of stock options to Mr. Kanter in fiscal 2020 that vested in three equal tranches.
(6)
These awards represent stock options granted on June 11, 2020 in connection with the time-based portion of our 2020-2022 LTIP. The awards vest in four equal tranches on June 11, 2021, April 1, 2022, April 1, 2023 and April 1, 2024.
(7)
These awards represent stock options granted on March 8, 2021 in connection with the time-based portion of our 2021-2023 LTIP. The awards vest in four equal tranches on April 1, 2022, April 1, 2023, April 1, 2024 and April 1, 2025.
(8)
These awards represent a discretionary grant of stock options on March 9, 2021 to Mr. Kanter and the active members of management who were participants in the 2018-2020 LTIP. The awards vest in three equal tranches on March 9, 2022, March 9, 2023 and March 9, 2024.
(9)
This award represents a pro-rata grant of stock options issued to Ms. Surette in connection with her promotion in fiscal 2016 in accordance with the terms of the LTIP.

Option Exercises and Stock Vested Table. The following table sets forth information for the Named Executive Officers with respect to the exercise of option awards and the vesting of stock awards during fiscal 2023.

2023 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of shares Vested (#)(2)	Value Realized on Vesting ($) (3)
Harvey S. Kanter	—	$—	214,116	$1,076,300
Peter H. Stratton, Jr.	—	$—	34,683	$168,194
Anthony J. Gaeta	10,000	$55,027	25,328	$122,459
Robert S. Molloy	80,000	$284,966	31,961	$154,374
Allison Surette	—	$—	24,470	$118,311

(1)
The “Value Realized on Exercise” is the market price of the underlying security on the date of exercise, minus the exercise cost. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.
(2)
The stock awards that vested during fiscal 2023 include the time-based awards granted under the 2019-2021 LTIP and the 2022-2024 LTIP, as well as the RSUs granted for the performance-based compensation under the 2020-2022 LTIP which vested on August 31, 2023. The stock awards that vested for Mr. Kanter also include the last tranche of new hire time-based award from 2019.
(3)
The “Value Realized on Vesting” is the market price of the underlying security on the date of vesting. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of vesting. Furthermore, such value realized does not take into consideration individual income tax consequences.

Pension Benefits

None of our Named Executive Officers was a participant in any pension plan and, therefore, none has accumulated benefits.

Non-Qualified Deferred Compensation

We do not offer to our executive officers or employees any defined contribution or similar plan that provides for the deferral of compensation on a basis that is not tax-qualified. We offer a 401(k) savings plan to all of our employees eligible to participate, as further described below.

401(k) Plan

The Company has one defined contribution plan, the Destination XL Group, Inc. 401(k) Savings Plan (the “401(k) Plan”). Under the 401(k) Plan, the Company offers a qualified automatic contribution arrangement (“QACA”) with the Company matching 100% of the first 1% of deferred compensation and 50% of the next 5% (with a maximum contribution of 3.5% of eligible compensation). Employees who are 21 years of age or older are eligible to make deferrals after 6 months of employment and are eligible to receive a match from the Company after one year of employment and 1,000 hours. Our Named Executive Officers are eligible to participate in the 401(k) Plan, and the amount of any Company match to our Named Executive Officers is set forth above in the “All Other Compensation” table.

Certain Relationships and Related Transactions

No Related Party Transactions in Fiscal 2023. Since January 29, 2023, we have not had any relationships or transactions with any of our executive officers, directors, beneficial owners of more than 5% of our common stock or any immediate family member of such persons that were required to be reported pursuant to Item 404(a) of Regulation S-K. As permitted by SEC rules, discussion of employment relationships or transactions involving the Company’s executive officers and directors, and compensation solely resulting from such employment relationships or transactions, or service as a director of the Company, as the case may be, has been omitted to the extent disclosed in the Executive Compensation or the Director Compensation section of this Amendment, as applicable.

Review, Approval or Ratification of Transactions with Related Persons. Pursuant to its charter, the Audit Committee reviews all related-party transactions on an ongoing basis and, to the extent required by the Sarbanes−Oxley Act of 2002, the SEC or Nasdaq, all such transactions must be approved by the Audit Committee except as otherwise delegated by the Audit Committee to another independent body of the Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). The Reporting Persons are required to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us by our officers and directors during fiscal 2023, we believe that the Reporting Persons complied with all applicable Section 16(a) reporting requirements and that all required reports were filed in a timely manner, other than, on October 16, 2023, we reported the late filing for Mr. Molloy of stock options exercised and sold on October 11, 2023.

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required under the Dodd-Frank Act, and in accordance with the recommendation by our Board and approval by our stockholders in 2023 of an annual "Say-on-Pay" vote, the Board is providing stockholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

We seek to align the interests of our Named Executive Officers with the interests of our stockholders. The Compensation Committee focuses on total direct compensation paid to our executives, which includes both its annual and long-term incentive programs. A substantial portion of our Named Executive Officers' target compensation is performance-based. As such, every year, the Compensation Committee reassesses the effectiveness of its incentive programs and continually adjusts the programs to align compensation with stockholder value. Furthermore, the Compensation Committee frequently consults with its outside compensation consultant to ensure that the compensation paid to our Named Executive Officers, as well as the structure of our incentive programs, is consistent with that of our identified peers.

The "Executive Compensation" section of this Proxy Statement, including the "Compensation Discussion and Analysis" section, provides a summary of our financial performance in fiscal 2023 and describes our executive compensation programs and the decisions made by the Compensation Committee with respect to compensation for fiscal 2023. We encourage you to read our “Compensation Discussion and Analysis” for a complete discussion of our executive compensation program, including detailed information about the fiscal 2023 compensation of our Named Executive Officers.

Our Board is asking stockholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the SEC's compensation disclosure rules in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures. As an advisory vote, this proposal is not binding upon us or the Board. The Compensation Committee values the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for executive officers. The affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting, in person or by proxy, is necessary to approve this proposal. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation rules of the SEC in the Compensation Discussion and Analysis, accompanying compensation tables and related narrative discussion, is hereby APPROVED.”

The Board of Directors recommends that you vote FOR the approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL 3

APPROVAL OF AMENDMENTS TO OUR 2016 INCENTIVE COMPENSATION PLAN

Introduction

At the recommendation of our Compensation Committee, the Board is seeking stockholder approval of amendments to our 2016 Incentive Compensation Plan (the “2016 Plan”) to, among other things, increase the total number of shares of common stock authorized for issuance under the 2016 Plan by 6,150,000 shares and correspondingly to increase the maximum number of shares that may be delivered under the 2016 Plan as a result of the exercising of incentive stock options. The 2016 Plan was originally approved by stockholders on August 4, 2016. The stockholders subsequently approved amendments to increase the number of shares of common stock authorized for issuance under the 2016 Plan: on August 8, 2019, to increase the number of shares of common stock by 2,800,000 shares; on August 12, 2020, to increase the number of shares of common stock by 1,740,000 shares; and on August 5, 2021, to increase the number of shares of common stock by 4,855,000 shares. If stockholders approve the amendments to the 2016 Plan at the Annual Meeting, the maximum number of shares that may be issued for awards granted under the plan will be 20,745,000 shares.

In addition to the proposed amendment to increase available shares under the 2016 Plan, we are also amending the 2016 Plan to:

•
Remove and delete references to Code Section 162(m) and certain related terms and conditions as a result of changes made to Section 162(m) as part of tax reform legislation enacted in 2017.
•
Revise language to clarify that no dividend equivalents will be paid on any unvested equity award.

Pursuant to its terms, the 2016 Plan will terminate at the earliest of (a) such time as no shares remain available for issuance, (b) termination of this plan by the Board, or (c) the tenth anniversary from the date the shareholders approve the plan. If the shareholders approve this Proposal 3, the tenth anniversary of the 2016 Plan will be August 8, 2034. If the shareholders do not approve this Proposal, the 2016 Plan will remain in effect, but no further awards may be granted under the 2016 Plan after August 5, 2031. A copy of the 2016 Plan as proposed to be amended is attached as Appendix A to this Proxy Statement.

Summary of the 2016 Plan

Since fiscal 2010, our primary use of equity has been tied to awards granted pursuant to our long-term incentive program (“LTIP”). We have used our LTIPs as a means to provide a source of equity to attract, retain and reward our management team. The 2016 Plan provides us the ability to give participants important incentive and reward opportunities designed to enhance our profitable growth. Equity under the 2016 Plan is also used for new hire incentives.

The 2016 Plan is also needed for our independent directors to satisfy the requirement under the Director Plan that our directors receive 60% of their annual retainer in the form of equity (“Required Equity”). Pursuant to Nasdaq rules, shares under the Director Plan are not available for this purpose, therefore we can only issue Required Equity to our directors from a stockholder-approved plan, which is the 2016 Plan.

Purpose of Share Request

Our Board believes that our success depends on our ability to attract, incentivize and retain the best available people for positions of substantial responsibility and that the ability to grant equity awards is crucial to recruiting and retaining the services of these individuals to help us compete effectively and grow our business.

If stockholders do not approve this proposal to increase the availability of shares under our 2016 Plan, we will not have sufficient shares to satisfy the performance awards with equity under our current LTIPs, if performance is achieved, and will therefore be required to satisfy any awards in cash. In addition, our ability to recruit, retain and incentivize the key talent critical to our strategic growth initiatives would be seriously and negatively impacted.

Our Board believes that equity awards align the interests of our employees with those of our stockholders. Equity awards provide our employees with an ownership stake in the Company, motivating them to achieve outstanding business performance, and provide an effective means of rewarding our employees for their contributions to our growth.

As mentioned above, our non-employee directors are required under our Director Plan to maintain a minimum equity ownership, which requires that 60% of their retainer be satisfied in equity until such minimum equity ownership threshold is met. Because shares under our Director Plan may only be used for discretionary shares, any shares granted pursuant to this minimum equity ownership must be issued from the 2016 Plan. Our Director Plan also provides our directors with the option to elect to receive their compensation in shares of deferred stock. Any such shares must also be issued from the 2016 Plan.

We believe that our request for 6,150,000 additional shares will be sufficient to meet expected equity awards through at least August 2027, assuming continued diligent share conservation and an increase in our stock price. Based solely on the closing price of our common stock as reported on Nasdaq on June 12, 2024 of $3.61 per share, the maximum aggregate market value of the additional

6,150,000 shares of our common stock to be reserved for issuance under the 2016 Plan would be approximately $22.2 million. If the proposed amendments to the 2016 Plan are not approved, we will lose what has become an indispensable part of our compensation program and we may not be able to satisfy existing commitments under our 2022-2024 LTIP, 2023-2025 LTIP and 2024-2026 LTIP in equity, which, if achieved, would have to be settled in cash as required under the 2016 Plan. In addition, we would have to eliminate the required equity component of our director compensation program.

Share Reserve

At May 4, 2024, 1,445,584 shares of our common stock remained available for issuance under our 2016 Plan.

Any outstanding awards under our prior 2006 Incentive Compensation Plan (the “2006 Plan”) as of the effective date of the 2016 Plan that subsequently expire or are cancelled for any reason without having been exercised or paid under the 2006 Plan will become available for grant under the 2016 Plan. At May 4, 2024, there were 59,254 stock options outstanding that were issued under the 2006 Plan. These stock options have an average exercise price of $5.29, with the last stock option expiring in November 2024. If not exercised, the underlying shares of 59,254 would become available for grant under our 2016 Plan.

We recommend approval of the amendments to the 2016 Plan so that we may continue to provide equity compensation to attract, motivate, retain and reward high-quality executives and other key employees, officers and directors. See “Compensation Discussion and Analysis—Long-Term Incentive Plans” for a description of our LTIPs.

Alignment of 2016 Plan with Stockholders’ Interests

The 2016 Plan is designed to reinforce the alignment of our equity opportunities for management with the interest of our stockholders and includes a number of provisions that we believe are consistent with good governance and compensation practice, including:

• Minimum vesting period of one year from the date of grant covering 95% of all awards;

• No repricing of stock options or stock appreciation rights without stockholder approval;

• No discounted stock options;

• No dividends paid on unvested equity awards;

• No evergreen provision;

• No automatic grants or reload;

• No liberal share recycling;

• A stated clawback provision;

• “Double-trigger” vesting for change in control; and

• No tax gross-ups.

Key Data

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Term
New shares requested under amendment to the 2016 Plan	6,150,000

Shares as of May 4, 2024:
2016 Plan, including options outstanding under 2006 Plan
Shares remaining available for issuance	1,445,584

Time-based stock options outstanding	3,030,394	$0.73	6.3 yrs.

Time-based unvested full-value awards outstanding	783,589		3.2 yrs.	(2)
Deferred stock awards payable to directors	444,281
Performance-based unvested full-value awards outstanding	573,000		2.3 yrs.
Total full value awards outstanding	1,800,870

Non-Employee Director Compensation Plan (1)	626,122

Other data:
Burn Rate - 3 yr. average	2.2%
Value-Adjusted Burn Rate - 3 yr. average	1.7%
Dilution - assuming all shares are granted on a 1:1 basis	8.7%
Overhang	17.6%
Shareholder Transfer Value (New + Available)	9.3%
Shareholder Transfer Value (New + Available + Outstanding)	16.9%

(1) Represents shares available for stock issuances in lieu of cash for director fees.

(2) Average remaining vesting period of time-based awards.

Burn Rate

The following table sets forth information regarding grants of annual time-based awards and performance-based stock unit (PSU) awards granted and PSUs earned for each of the past three fiscal years and the average three-year burn rate:

Fiscal Year	Performance Stock Units Granted (1)	Performance Stock Units Earned (2)	Time-Based Option Awards Granted	Full Value Awards Granted and Earned for Achievement of Performance-Based Metrics	Time-Based Full Value Awards Granted	Shares granted to Directors as compensation	Weighted Average Common Shares (Basic)	Burn Rate (3)	Value Adjusted Burn Rate (4)
2023	573,000	-	1,317	267,219	339,923	29,650	61,018,000	1.5%	1.0%
2022	-	-	19,023	269,162	343,531	30,417	62,825,000	1.5%	1.0%
2021	-	480,000	1,518,154	-	8,054	-	63,401,000	3.5%	3.0%

3-yr average								2.2%	1.7%

(1) Represents PSUs granted to Mr. Kanter in August 2023 in connection with the amendment and extension of his employment agreement. All PSUs remain unvested as of May 4, 2024.

(2) Represents PSUs that vested in fiscal 2021. The PSUs were granted to Mr. Kanter in fiscal 2019 in connection with his hiring.

(3) The burn rate is calculated as the sum of PSUs earned, time-based options and adjusted full-value awards divided by the basic weighted average common shares outstanding. Consistent with a proxy advisory firm’s methodology, all full-value awards have been multiplied by 1.5 (“adjusted full-value award”) for purposes of calculating burn rate. The burn rate calculation does not include the shares and deferred shares granted to directors as compensation in lieu of cash or any unearned PSUs.

(4) Value-Adjusted Burn Rate is calculated as (i) the sum of (a) number of full-value awards (including PSUs earned) * the 200-day average stock price as of the last day of the applicable Fiscal Year plus (b) number of stock options * Black Scholes valuation assuming market price is equal to the 200-day average stock price as of the last day of the applicable Fiscal Year (ii) divided by the weighted average common shares * the 200-day average stock price as of the last day of the applicable Fiscal Year.

We are Committed to Managing Dilution

Our Board recognizes the impact of dilution on our stockholders, and in evaluating the 2016 Plan sought to balance this concern with our ability to provide our management team with equity compensation as part of our long-term growth initiatives which, in time, we would expect to increase stockholder value. If approved, the issuance of the additional shares to be reserved under the 2016 Plan would dilute the holdings of stockholders by approximately 8.7%, assuming that all shares granted from the 2016 Plan were options or stock appreciation rights. However, with the Company’s expectation that it could grant some full-value awards as part of its compensation programs, in the form of restricted stock or restricted stock units (“RSUs”), the dilution could be less than 5.0%.

Our Board is committed to managing dilution. Over the past three fiscal years, we repurchased an aggregate 8.3 million shares for a total cost of $37.5 million. One impact of the stock repurchase programs has been that it decreased the number of shares of common stock outstanding, making our burn rates, as discussed above, appear higher because it is based on shares outstanding.

We also manage dilution by permitting our employees the option to satisfy their tax withholding obligations related to equity awards by withholding shares from those shares otherwise issuable. Over the past three fiscal years, we have withheld an aggregate 0.8 million shares to satisfy our employee's tax withholding obligations related to equity awards for a total cost of $4.5 million. Our Board believes the potential dilution to stockholders that could result from the approval of the amendments to the 2016 Plan is reasonable and sustainable to meet the Company’s strategic growth initiatives.

	Potential Voting Power Dilution		Shareholder Value Transfer (2)
	Shares	Dilution (1)	Average Award Value	Fair Value	Shareholder Value Transfer
As of May 4, 2024:
Aggregate outstanding stock options, RSUs, PSUs and deferred stock	4,831,264		$4.07	$19,663,244
Shares available under 2016 Plan	1,445,584		$3.16	$4,574,241

New shares requested under 2016 Plan (3)	6,150,000	8.7%	$3.16	$19,460,357
Total equity dilution including new shares (overhang)	12,426,848	17.6%
Shareholder Value Transfer (new and available)				$24,034,598	9.3%
Shareholder Value Transfer				$43,697,842	16.9%
Common shares outstanding at May 4, 2024	58,204,752		$4.43	$257,847,051

(1) Dilution for the additional shares requested under the 2016 Plan is calculated as the additional shares requested divided by the sum of common shares outstanding, outstanding stock options, deferred stock, PSUs and RSUs outstanding and shares remaining available for issuance under the 2016 Plan and the additional shares requested. Overhang is calculated as the total equity dilution per the table divided by the sum of common shares outstanding, outstanding stock options, deferred stock and RSUs outstanding and shares remaining available for issuance under the 2016 Plan and the additional shares requested.

(2) Shareholder Value Transfer is the sum of the fair value of shares available for grant, shares outstanding under existing awards and new shares requested, the sum of which is then divided by the value of total common shares outstanding at May 4, 2024. The average award value for shares available under the 2016 Plan and the new shares requested of $3.16 was calculated using the 200-day average stock price of the Company’s common stock at March 1, 2024 of $4.43 divided by a fungible ratio of 1.4.

(3) This dilution calculation assumes all shares granted from the 2016 Plan are options or stock appreciation rights. However, each grant of a full-value award utilizes 1.9 shares from the share reserve. Therefore, if all 6,150,000 shares requested were full-value awards, only 3.2 million actual shares would affect dilution to our stockholders, and the effect of dilution would be less than the 8.7% in the table.

Grant History

Our incentive-based compensation program is broad-based and not heavily concentrated to only our CEO and/or NEOs. Based on the grant activity for the past three fiscal years, equity awards granted to our CEO, exclusive of the PSUs that were granted to Mr. Kanter in fiscal 2023, in connection with this amended and extended employment agreement, were approximately 28.0% of all equity awards granted under our 2016 Plan. Grants to our NEOs, exclusive of the PSU awards granted to Mr. Kanter, represented approximately 50.8% of the total equity awards granted under our 2016 Plan over the past three fiscal years.

Fiscal Year	CEO Grants (1)	All NEO Grants	Total Grants to All Participants	CEO Ratio	All NEO Ratio
2023	172,745	304,308	608,459	28.4%	50.0%
2022	160,970	282,259	631,716	25.5%	44.7%
2021	442,225	818,829	1,526,208	29.0%	53.7%

3-yr average				28.0%	50.8%

(1) The grants to the CEO excludes 573,000 PSUs that were granted to Mr. Kanter in August 2023 in connection with his amended and extended employment agreement. As a result of this amended and extended employment agreement, Mr. Kanter has agreed to the extension of his employment agreement through August 2026. The PSU award, which is discussed above under "Compensation Discussion and Analysis", is a performance award subject to a market condition which is tied to the Company's stock price.

Equity Compensation Plan Information

The following is a summary of information with respect to our equity compensation plans as of February 3, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	4,693,583	$0.75	(2)	2,177,876
Equity compensation plans not approved by security holders (3)	32,009	—		634,534
Total	4,725,592	$0.75		2,812,410

(1)
Includes 3,180,739 outstanding stock options, 504,276 outstanding RSUs, 573,000 outstanding PSUs and 435,568 outstanding deferred stock awards.
(2)
The weighted-average exercise price is calculated solely based upon outstanding stock options and excludes RSUs, PSUs and deferred stock awards.
(3)
Reflects activity under our Director Plan and inducement awards to new hires. Pursuant to the Director Plan, we have 1,500,000 shares authorized for stock issuances in lieu of cash director fees, of which 634,534 shares were available at February 3, 2024. The 32,009 shares outstanding represent RSUs issued in connection with inducement awards that remain outstanding at February 3, 2024.

Summary of the 2016 Incentive Compensation Plan

The following is a summary of the 2016 Plan and is qualified in its entirety by reference to the full text of the 2016 Plan as proposed to be amended, which is attached as Appendix A to this Proxy Statement. The summary of the 2016 Plan may not contain all the information that is important to you and you should read Appendix A carefully before you decide how to vote.

Purpose

The purpose of the 2016 Plan is to:

•
assist the Company in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company;
•
enable persons participating in the plan to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between them and our stockholders, and

•
provide persons participating in the plan with performance incentives to expend their maximum efforts in the creation of stockholder value.

Eligible Participants

The persons eligible to receive awards under the 2016 Plan are our officers, directors, employees and consultants or other persons who provide services to our Company. An employee on leave of absence may be considered as still employed for purposes of eligibility for participation in the 2016 Plan. As of the date of this proxy statement, there are approximately 32 employees, 6 non-employee directors as well as service providers of the Company and its affiliates who would be eligible to participate in the 2016 Plan.

Administration

Our Board has selected the Compensation Committee (the “Committee”) to administer the 2016 Plan. All Committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act. The Board may in its discretion elect to administer 2016 Plan, provided that it is administered only by those directors who are independent within the meaning of the 2016 Plan. Subject to the terms of the 2016 Plan, the Committee is authorized to select eligible persons to participate in the 2016 Plan, grant awards, determine the type and number of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable or settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations for administration of the 2016 Plan and make all other determinations that it deems necessary or advisable for the administration of the 2016 Plan.

Shares Available for Awards

The shares to be delivered under the 2016 Plan may be authorized but unissued shares of our common stock or treasury shares. Under the 2016 Plan, as proposed to be amended pursuant to this Proposal 3, the total number of shares of common stock that may be subject to the granting of awards under the 2016 Plan shall be equal to the sum of (i) 20,745,000 shares, plus (ii) 525,538 shares that were available for issuance but not granted under the 2006 Plan that rolled into the 2016 Plan on August 4, 2016, plus (iii) the number of shares subject to outstanding awards under the 2006 Plan that are forfeited, expire or terminate without delivery of shares. As of May 4, 2024, 1,445,584 shares of our common stock remained available for issuance under our 2016 Plan. In addition, at May 4, 2024, included in the total stock options outstanding of 3,030,394 were 51,664 stock options outstanding that were issued under the 2006 Plan, which if not exercised will become available for grant under our 2016 Plan.

Shares issued in respect of any full-value award, such as restricted stock and RSUs, are counted against the share limit as 1.9 shares of stock for every one share issued. Each share issued in respect of stock options or stock appreciation rights (SARs) are counted against the share limit as one share of stock for every one share issued.

Any shares of stock that again become available for award under the 2016 Plan shall be added as one share for every one share of stock options or SARs and 1.9 shares for every one full-value award.

Awards that are settled or exercised through the payment of shares, and shares withheld for the payment of taxes on awards, are counted in full against the number of shares available for award under the 2016 Plan, regardless of the number of shares actually issued upon settlement or exercise of any such award.

Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2016 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

Subject to the increase in the share reserve described above, the maximum aggregate number of shares that may be delivered under the 2016 Plan as a result of the exercise of ISOs is 20,745,000 shares. In addition, a director who is not an employee or a consultant may not be granted an award that has a fair value, as of the date of grant, which exceeds $300,000 in the aggregate.

Annual Per-Person Limitations

In any fiscal year during any part of which the 2016 Plan is in effect, the number of options, SARs and performance shares granted to any one participant may not exceed 1,000,000 for each type of such award, subject to adjustment in certain circumstances. Furthermore, the maximum dollar value that may be earned by any one participant as a performance unit in respect of a performance period of one year is $3,000,000, and the maximum dollar value that may be earned by one participant as a performance unit in respect of a performance period greater than one year is $3,000,000 multiplied by the number of full 12-month periods that are in the performance period. The term “performance unit” is defined in the 2016 Plan to mean any grant of a unit valued by reference to a designated amount of property (including cash) other than shares of common stock, which value may be paid in cash, shares of common stock, other property, or any combination thereof, upon the achievement of performance goals set by the Committee.

Equitable Adjustments

The Committee is authorized to adjust the limitations described in the preceding paragraph and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants.

The Committee is also authorized to adjust the limitations on the amount of certain awards in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any change in control (as defined in the 2016 Plan), by taking any of the following approaches, without the requirement of obtaining consent from any plan participant: (1) continuation of the outstanding awards by the Company, if the Company is the surviving entity, (2) the assumption or substitution for the outstanding awards by the surviving entity, (3) full exercisability or vesting and accelerated expiration of the outstanding awards, or (4) settlement of the value of the outstanding awards in cash or cash equivalents or other property followed by cancellation of such awards.

Minimum Vesting Requirement

Except with respect to 5% of the shares of common stock available for awards under the 2016 Plan, no award will become exercisable or otherwise non-forfeitable unless such award has been outstanding for a minimum period of one year from its date of grant. The Committee reserves the general discretion to accelerate vesting of awards in connection with the participant’s death, disability, termination of service or change in control.

Awards

The 2016 Plan authorizes grants of a variety of awards described below. The Committee, or the Board, if applicable, determines the terms and conditions of each award at the time of grant, including whether the payment of awards may be subject to the achievement of performance goals, consistent with the terms of the 2016 Plan. The material terms and conditions of the awards described below shall be set forth in an award agreement, as established by the Committee, consistent with the provisions of the 2016 Plan. Each award agreement shall either be (i) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice in a form approved by the Committee and recorded by the Company in an electronic recordkeeping system used for tracking awards.

Stock Options and SARs

The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”) (which must comply with provisions of Section 422 of the Internal Revenue Code and can result in potentially favorable tax treatment to the participant) and non-qualified stock options, as well as stock appreciation rights (SARs), which entitle the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the SAR. The exercise price per share subject to an option is determined by the Committee, but must not be less than the fair market value of a share of common stock on the date of grant. The grant price of an SAR is determined by the Committee, but must not be less than (i) the fair market value of a share of common stock on the date of grant or, (ii) in the case of an SAR issued in tandem with an ISO, the exercise price of the option granted in tandem with the SAR.

For purposes of the 2016 Plan, the term "fair market value" means the fair market value of the common stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee or our Board, the fair market value of the common stock as of any given date shall be the closing sales price per share of common stock as reported on the principal stock exchange or market on which the common stock is traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported.

The aggregate fair market value with respect to ISOs granted under the Plan that become exercisable for the participant during any calendar year shall not exceed $100,000.

The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the Committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares, outstanding awards or other property (including notes or other contractual obligations of participants to make deferred payments, so long as such notes or other contractual obligations are not in violation of applicable law), as the Committee may determine from time to time. The 2016 Plan also permits net share settlement of nonqualified stock options. Methods of exercise and settlement and other terms of the SARs are determined by the Committee.

Other than in connection with standard adjustments (as set forth in the 2016 Plan), (i) the terms of outstanding options or SARs may not be amended to reduce the exercise or grant price per share of such options or SARs, as applicable (ii) an outstanding option or SAR may not be cancelled, exchanged, substituted, bought out or surrendered in exchange for (a) cash or other awards, in each case, having a fair market value in excess of the amount by which the fair market value of the shares underlying such option or SAR exceeds the aggregate exercise or grant price of such option or SAR as applicable or (b) options or SARs with an exercise or grant price per share that is less than the exercise or grant price per share of the original option or SAR as applicable and (iii) the Committee shall not be permitted to take any other action with respect to an option or SAR that may be treated as a repricing, in each case, without approval of our stockholders.

Restricted Stock Awards

The Committee is authorized to grant restricted stock, which is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of our stockholders, unless otherwise determined by the Committee, and has the right to receive dividends.

Deferred Awards, including RSUs

The Committee is authorized to grant deferred awards, which include deferred stock and RSUs. An award of deferred stock or RSUs entitles a participant the right to receive shares of common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock or RSUs carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under the 2016 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Dividend Equivalents

The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the Committee. No dividends shall be paid on any unvested awards, and no dividend equivalents granted in connection with another award shall be paid or distributed prior to the vesting date of the related award (or portion thereof giving rise to the dividend equivalent). Notwithstanding the foregoing, in no event shall dividend equivalents be paid in connection with the grant of a performance award until such time as the Committee has certified that the performance goals with respect to such performance award have been achieved for the relevant performance period.

Performance Awards

The Committee is authorized to grant specific performance awards, which represent a conditional right to receive cash, shares of common stock or other awards upon achievement of certain pre-established performance goals and subjective individual goals, if any, during a specified fiscal year. The Committee shall, in its sole discretion, determine and grant awards subject to these provisions. This right of a participant to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to such criteria and performance conditions (including subjective individual goals) as may be specified by the Committee. The amount of any performance awards to be distributed shall be conclusively determined by the Committee. Performance awards may be paid in a lump sum or in installments following the close of an applicable performance period, or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Internal Revenue Code (“Section 409A”).

Subject to the requirements of the 2016 Plan, the Committee will determine performance award terms, including the required levels of performance with respect to specified criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. Except as otherwise specified by the Committee at the time the goals are set, the Committee shall exclude the impact of (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within our reasonable control of management, (iii) a change in accounting standards required by generally accepted accounting principles, or (iv) any other item or event deemed advisable by the Committee. Achievement of performance goals in respect of performance awards shall be measured over a performance period no shorter than 12 months and no longer than 5 years, as further specified by the Committee.

In granting performance awards, the Committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2016 Plan (including, for example, total stockholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a performance period, the Committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

After the end of each performance period, the Committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2016 Plan. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Stock-Based Awards

The Committee is authorized to grant awards under the 2016 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon our performance or any other factors designated by the Committee, and awards valued by reference to the book value of shares of common stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such awards.

Other Terms of Awards

Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under the 2016 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations.

Awards under the 2016 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

Restriction on Repricing

As described above under “Stock Options and SARs,” repricing of stock options and SARs is not permitted without stockholder approval. The Committee may, however, grant awards in exchange for other awards under the 2016 Plan or under other Company plans, or other rights to payment from us, and may grant awards in addition to such other awards, rights or other awards.

Restrictions on Transferability

Under the 2016 Plan, no award can be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of the participant to any party, or assigned or transferred by the participant other than by will or the laws of descent and distribution or to a beneficiary upon the participant’s death. Any award or other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to such beneficiaries only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement, are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement. A Permitted Assignee means (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets.

Clawback

Awards made under the 2016 Plan shall be subject to the applicable provisions of the Company’s clawback or recoupment policies as may be in effect from time to time. In addition to the terms of the Company’s clawback policy, the 2016 Plan provides that, if a participant, while employed by or providing services to the Company, or after termination of employment or service violates a non-competition, non-solicitation or non-disclosure covenant or agreement, or otherwise engages in activity that is in conflict with or adverse to the interest of the Company, as determined by the Committee, then the participant’s awards under the 2016 Plan may be forfeited and the Committee may require the participant to pay to the Company all or any portion of the gain realized upon exercise or vesting of an award.

Change in Control

In the event of a change of control, the 2016 Plan provides that Committee in effect immediately preceding the change in control may, in its sole discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award upon a “double trigger,” i.e., upon certain terminations of employment without “justifiable cause” or for “good reason” within 6 months before or 18 months after a change in control. In addition, the Committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any "change in control," again upon a “double trigger” as described in this paragraph.

Amendment and Termination

Our Board may amend, alter, suspend, discontinue or terminate the 2016 Plan or the Committee's authority to grant awards without further stockholder approval, except stockholder approval must be obtained, no later than the next annual meeting following Board approval for such amendment, for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2016 Plan which might increase the cost of the 2016 Plan or alter the eligibility of persons to receive awards. Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to incentive stock options, that condition favorable treatment of participants on such approval, although our Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board, the 2016 Plan will terminate at the earliest of (i) such time as no shares of common stock remain available for issuance under the 2016 Plan or (ii) the tenth anniversary of the effective date.

Federal Income Tax Consequences of Awards

The 2016 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The following is a brief summary of the principal United States federal income tax consequences of awards under the 2016 Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

Non-qualified Stock Options

On exercise of a non-qualified stock option granted under the 2016 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is our employee, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his/her holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of our stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. The optionee's tax basis in the number of shares equal to the number of shares delivered on exercise of the option will be equal to his/her tax basis in the shares delivered, and his/her holding period for those shares will include his/her holding period for the shares delivered. The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us, is reasonable in amount, is not otherwise disallowed by the Internal Revenue Code, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Incentive Stock Options

The 2016 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code, which we refer to as “ISOs.” Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the “Required Holding Period”, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a “Disqualifying Disposition”, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us, is reasonable in amount, is not otherwise disallowed by the Internal Revenue Code and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is awarded equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2016 Plan (for example, if the employee is required to work for a period of time in order to not forfeit the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service (Section 83(b) election), within 30 days of the stock award, to recognize ordinary compensation income, as of the date the award is granted, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2016 Plan, the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any taxable income at the time the SAR is granted. If the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

In general, there will be no federal income tax deduction allowed to us upon the grant or termination of SARs. Upon the exercise of a SAR, however, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Deferred Awards

The recipient will not have income upon the grant of a RSU or a grant of deferred shares. Also, unlike restricted stock, the recipient is not permitted to make a Section 83(b) election. When the RSU vests or the deferral period lapses on deferred shares, the recipient will have income on the date payment is made or shares are issued, in an amount equal to the fair market value of the stock on such date (or the amount of cash paid). When the stock, if any, is sold the recipient will have a capital gain or loss equal to the sales proceeds less the value of the stock already taken into income. Any capital gain or loss will be long-term if the recipient holds the stock for more than one year, otherwise it will be short-term.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value of the dividend equivalent award received. We generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 409A

The 2016 Plan is intended to comply with Section 409A to the extent that such section would apply to any Award under the 2016 Plan. Section 409A governs the taxation of deferred compensation. Any participant that is granted an Award that is deemed to be deferred compensation, such as a grant of RSUs that does not qualify for an exemption from Section 409A, and does not comply with Section 409A, could be subject to taxation on the Award as soon as the Award is no longer subject to a substantial risk of forfeiture (even if the Award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A) on the value of the Award.

Importance of Consulting Tax Adviser

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his/her particular situation, each recipient should consult his/her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

New Plan Benefits

Awards granted under the 2016 Plan are within the discretion of the Committee. As discussed above under “Compensation Discussion and Analysis- Long-Term Incentive Plans”, if performance targets under the Company’s LTIPs are achieved, performance-based awards earned and approved by the Committee will be granted from the 2016 Plan. The number of shares that may be awarded under the LTIP cannot currently be determined due to the fact that the number of shares will be based on the closing price of our common stock, as determined on the date of grant. However, assuming that we are able to achieve the performance targets, at target, we can estimate the amount of the award that each participant is entitled to receive. Assuming that the performance targets under the 2022-2024 LTIP, 2023-2025 LTIP and 2024-2026 LTIP are achieved at the target level, and further assuming that 50% of any award would be in equity, the total award value of shares that would be granted would be approximately $1.3 million for each of the respective LTIPs.

The following table reflects the value of performance-based awards, as discussed above, that could be earned, at target, by each Named Executive Officer, all of our current executive officers as a group (including Named Executive Officers), all employees as a group (excluding executive officers) and all non-executive directors as a group. The benefits and amounts that may be awarded under the 2016 Plan beyond fiscal 2024, the 2022-2024 LTIP, the 2023-2025 LTIP and the 2024-2026 LTIP cannot otherwise currently be determined.

Plan Name: (in dollars)	Director Compensation - Estimate of Required Equity for Remainder of Fiscal 2024 (1)	Performance-Based Portion of LTIPs (2)
Participant Name
Harvey S. Kanter	—	$1,083,750
Peter H. Stratton, Jr.	—	$274,725
Anthony J. Gaeta	—	$183,750
Robert S. Molloy	—	$202,650
Allison Surette	—	$181,825
Executive Group, including NEOs	—	$2,541,651
Non-Executive Employee Group	—	$1,255,502
Non-Executive Director Group	$81,000	—

(1)
Pursuant to the Director Plan, non-employee directors are required to take 60% of their annual retainer in shares of common stock until the minimum equity ownership requirement is satisfied. In addition, the election of any director to receive shares of deferred stock must also be satisfied from shares available from the 2016 Plan. Based on the ownership of our directors as of May 4, 2024, the above represents the expected dollar value of compensation that will be required to be settled in shares of common stock through the end of fiscal 2024.
(2)
For purposes of this table, it is assumed that the performance awards under the existing LTIPs are paid out at target and that 50% of such award would be paid in equity. Any equity issued pursuant to the 2022-2024 LTIP, 2023-2025 LTIP and 2024-2026 LTIP, would vest on August 31, 2025, August 31, 2026, and August 31, 2027, respectively.

Vote Needed for Approval

The affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting, in person or by proxy, is required for approval of Proposal 3.

Recommendation

The future success of our Company depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel by providing them meaningful opportunities to share in the ownership of our Company, thus aligning their interests with those of our stockholders. Accordingly, the Board of Directors recommends that you vote “FOR” the amendments to the 2016 Incentive Compensation Plan.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by our stockholders, the Audit Committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending February 1, 2025, subject to completion of KPMG’s customary client acceptance procedures. KPMG has served as our independent registered public accounting firm since June 6, 2013.

Stockholder ratification of our independent registered public accounting firm is not required by our By-Laws or otherwise. However, we are submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment of such auditors, the Audit Committee will reconsider the selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in our best interest.

Representatives of KPMG are expected to be present at the annual meeting to respond to appropriate stockholders' questions and to make any statements they consider appropriate.

The following table sets forth the fees accrued or paid to the Company’s independent registered accounting firm for the fiscal years ended February 3, 2024 ("fiscal 2023") and January 28, 2023 ("fiscal 2022"):

	Fiscal 2023	Fiscal 2022
Audit Fees (1)	$1,025,678	$995,000
Audit-Related Fees	—	—
Tax Fees (2)	236,622	160,000
All Other Fees (3)	1,780	1,780
Total Fees	$1,264,080	$1,156,780
(1)
Audit Fees related to professional services rendered in connection with the audits of our financial statements included in our Annual Reports on Form 10-K and services performed related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002, reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings in both fiscal years.
(2)
Tax fees related to professional services rendered in connection with income tax return preparation and compliance services.
(3)
All Other Fees related to an annual fee for access to an online accounting research tool.

Pre-Approval of Services by Independent Auditors

The Audit Committee has adopted a policy governing the provision of audit and non-audit services by our independent registered public accounting firm. Pursuant to this policy, the Audit Committee will consider annually and approve the provision of audit services (including audit, review and attest services) by our independent registered public accounting firm and consider and pre-approve the provision of certain defined permitted non-audit services within a specified dollar limit. It will also consider on a case-by-case basis and approve specific engagements that do not fit within the definition of pre-approved services or established fee limits, if appropriate. The policy provides that any proposed engagement that does not fit within the definition of a pre-approved service or is not within the fee limits must be presented to the Audit Committee for consideration at its next regular meeting or to the Chair of the Audit Committee in time sensitive cases. The Audit Committee will regularly review summary reports detailing all services (and related fees and expenses) being provided to us by the independent registered public accounting firm.

All of the services provided in fiscal 2023 and fiscal 2022 under Audit Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

Vote Needed for Approval

The affirmative vote of a majority of the shares of common stock properly cast at the Annual Meeting, in person or by proxy, is required for the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2025.

Recommendation

The Audit Committee and the Board of Directors recommend that you vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2025.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board and is responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. Our management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended February 3, 2024 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also oversees the review and assessment process of our internal control over financial reporting, including the framework used to evaluate the effectiveness of such internal controls.

The Audit Committee reviewed and discussed with KPMG LLP, our independent registered public accounting firm, which was responsible for expressing an opinion on the conformity of our audited consolidated financial statements for the fiscal year ended February 3, 2024 with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Committee has discussed with KPMG LLP the firm’s independence from our management and our Company, including the matters in the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee also considered the compatibility of non-audit services with KPMG LLP’s independence.

The Audit Committee discussed with KPMG LLP the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls (including internal control over financial reporting), matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, and the overall quality of our financial reporting. The Audit Committee held six meetings during the fiscal year ended February 3, 2024.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended February 3, 2024 for filing with the SEC.

Pursuant to Section 404 of the Sarbanes-Oxley Act, management was required to prepare as part of our Annual Report on Form 10-K for the year ended February 3, 2024 a report on its assessment of our internal control over financial reporting, including management’s assessment of the effectiveness of such internal controls. KPMG LLP issued an audit report relative to our internal control over financial reporting at February 3, 2024. During the course of the fiscal year ended February 3, 2024, management regularly discussed the internal control review and assessment process with the Audit Committee, including the framework used to evaluate the effectiveness of such internal controls, and at regular intervals updated the Audit Committee on the status of this process and actions taken by management to respond to issues identified during this process. The Audit Committee also discussed this process with KPMG LLP. Management’s assessment report and KPMG LLP's audit report on our internal control over financial reporting were included as part of our Annual Report on Form 10-K for the year ended February 3, 2024.

The Audit Committee is governed by a written charter, which can be found under “Corporate Governance – Charters & Policies” on the Investor Relations page of our website at https://investor.dxl.com. The members of the Audit Committee are considered independent because they satisfy the independence requirements for Board members prescribed by Nasdaq listing standards and Rule 10A-3 of the Exchange Act.

THE AUDIT COMMITTEE
Lionel F. Conacher, Chair of the Audit Committee

Willem Mesdag

Ivy Ross

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to persons known to us to be the beneficial owners of more than five percent of the issued and outstanding shares of our common stock as of June 12, 2024. We were informed that, except as indicated, each person has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class (1)
AWM Investment Company, Inc. c/o Special Situations Funds 527 Madison Avenue, Suite 2600 New York, New York 10022	9,399,297	(2)	16.1%
Fund 1 Investments, LLC 100 Carr 115 Unit 1900 Rincon, Puerto Rico 00677	5,729,290	(3)	9.8%
Wolf Hill Capital Management, LP 35 Mason Street 2nd Floor Greenwich, Connecticut 06830	4,174,730	(4)	7.2%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	3,863,613	(5)	6.6%
Seymour Holtzman 100 N Wilkes Barre Blvd. Wilkes Barre, PA 18702	3,667,591	(6)	6.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,903,673	(7)	5.0%
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options and warrants held by that person that are currently exercisable, or that become exercisable within 60 days, and shares of deferred stock are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 58,235,323 shares of our common stock outstanding as of June 12, 2024.
(2)
Based on Amendment No. 3 to Schedule 13G dated February 14, 2024. AWM Investment Company, Inc. is the investment adviser to Special Situations Fund III QP, L.P. (“SSFQP”), Special Situations Cayman Fund, L.P. (“SSCF”) and Special Situations Private Equity Fund, L.P. (“SSPE,” and together with SSFQP and SSCF, “the Funds”). Of these shares (i) 5,729,930 shares are held directly by SSFQP, (ii) 1,799,797 shares are held directly by SSCF and (iii) 1,869,570 shares are held directly by SSPE. As the investment adviser to the Funds, AWM holds sole voting and investment power over these shares.
(3)
Based on Schedule 13G dated February 14, 2024 and Form 4 filed May 3, 2024. These shares are held by Fund 1 Investments, LLC, of which (i) 5,691,577 shares are held for the benefit of Pleasant Lake Onshore Feeder Fund, LP (the "PL Fund") and (ii) 37,713 shares are held for the benefit of an unaffiliated private fund (together with PL Fund, the “Funds”). Pleasant Lake Partners LLC serves as investment adviser to the Funds, and Fund 1 Investments, LLC serves as managing member of Pleasant Lake Partners LLC. Jonathan Lennon serves as managing member of Fund 1 Investments, LLC. Each of Fund 1 Investments, LLC, Pleasant Lake Partners LLC and Mr. Lennon disclaims beneficial ownership of these shares except to the extent of its or his pecuniary interest therein.
(4)
Based on Amendment No. 1 to Schedule 13G, dated February 13, 2024. Of these shares, (i) 3,663,323 shares owned by Wolf Hill Partners, LP (the “Fund”) and (ii) 511,407 shares are held in certain separate managed accounts for whom Wolf Hill Capital Management, LP (“Wolf Hill Capital”) acts as sub-advisor ("Managed Accounts"). As investment manager of the Fund and sub-advisor to the Managed Accounts, Wolf Hill Capital may be deemed to indirectly beneficially own the shares held by the Fund and the Managed Accounts. Wolf Hill General Partner, LLC, as general partner of Wolf Hill Capital and the Fund (the “GP”), may be deemed to beneficially own the shares held by each of Wolf Hill Capital and the Fund. Gary Lehrman is the managing member of the GP and may be deemed to beneficially own shares beneficially owned by the GP. The Fund disclaims beneficial ownership of the shares held by the Managed Accounts, and the Managed Accounts disclaim beneficial ownership of the shares held by the Fund.

(5)
Based on Amendment No. 1 to Schedule 13G, dated January 29, 2024. Of these shares, BlackRock Inc. has sole voting power for 3,779,796 shares and sole dispositive power for 3,863,613 shares.
(6)
Based on Amendment No. 63 to Schedule 13D dated January 12, 2023. Of these shares, 278,733 shares are held by Jewelcor Management, Inc. Mr. Holtzman is the chairman, chief executive officer and president and, together with his wife, indirectly, the majority shareholder of Jewelcor Management, Inc.
(7)
Based on Amendment No. 1 to Schedule 13G, dated February 13, 2024. Of these shares, The Vanguard Group possesses shared dispositive power for 104,331 shares, sole dispositive power for 2,799,342 shares of common stock and shared voting power of 85,021 shares.

Security Ownership of Management

The following table sets forth certain information as of June 12, 2024, with respect to our directors, our Named Executive Officers (as defined above under “Compensation Discussion and Analysis”) and our directors and current executive officers as a group. Except as indicated, each person has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such person, subject to community property laws where applicable.

Name and Title	Number of Shares Beneficially Owned		Percent of Class (1)
Lionel F. Conacher	323,739	(2)	*
Chairman of the Board
Harvey S. Kanter	1,249,285	(3)	2.1%
President and Chief Executive Officer and Director
Peter H. Stratton, Jr.	504,673	(4)	*
Executive Vice President, Chief Financial Officer and Treasurer
Anthony J. Gaeta	359,292	(5)	*
Chief Stores and Real Estate Officer
Robert S. Molloy	420,572	(6)	*
General Counsel and Secretary
Allison Surette	297,586	(7)	*
Chief Merchandise Officer
Jack Boyle, Director	522,627	(2)	*
Carmen R. Bauza, Director	44,088		*
Willem Mesdag, Director	3,049,227	(8)	5.2%
Ivy Ross, Director	203,828		*
Elaine K. Rubin, Director	94,763		*
Directors and executive officers as a group (15 persons)	7,523,156	(9)	12.4%

*Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options and warrants held by that person that are currently exercisable, or that become exercisable within 60 days, and shares of deferred stock are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage ownership is based on 58,235,323 shares of our common stock outstanding as of June 12, 2024.
(2)
Includes 15,000 shares subject to stock options exercisable within 60 days.
(3)
Includes 830,863 shares subject to stock options exercisable within 60 days.
(4)
Includes 267,510 shares subject to stock options exercisable within 60 days.
(5)
Includes 203,808 shares subject to stock options exercisable within 60 days.
(6)
Includes 172,952 shares subject to stock options exercisable within 60 days.
(7)
Includes 211,704 shares subject to stock options exercisable within 60 days.
(8)
Includes 455,469 shares of deferred stock receivable upon Mr. Mesdag’s separation from the Board. Mr. Mesdag is the president, sole executive officer, sole director and sole shareholder of Red Mountain Capital Management, Inc. Of the 2,593,758 shares owned (i) 420,286 shares are held by the Mesdag Family Limited Partnership, (ii) 97,529 shares are held by the Mesdag Family Foundation, (iii) 44,746 shares are held by the 2012 Mesdag Trust, (iv) 1,763,373 shares are held by Red Mountain Capital Partners LLC, and (v) 267,824 shares are held by Red Mountain Capital Management Inc. Mr. Mesdag disclaims beneficial ownership of the reported securities, except to the extent of his pecuniary interest therein.
(9)
Includes 1,971,067 shares subject to stock options exercisable within 60 days and 455,469 shares of deferred stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The address of this website is http://www.sec.gov.

Access to this information as well as other information on our Company is also available on our website at https://investor.dxl.com. We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report for the year ended February 3, 2024 as filed with the SEC, including the financial statements and schedules thereto. A request for a copy of such report should be directed to Destination XL Group, Inc., 555 Turnpike Street, Canton, MA 02021, Attention: Investor Relations.

SOLICITATION

We will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain of our officers, directors and employees without extra compensation, by telephone, facsimile or personal interview. We have retained D.F. King & Company, Inc. for a fee not to exceed $6,500 to aid in solicitation of proxies.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Only one copy of the Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders in question. If you are one of a number of stockholders sharing a single address and would like to receive a separate copy of the Proxy Statement or if you would like to request that we send you a separate copy of annual reports or proxy statements, as applicable, in the future, please contact us at 555 Turnpike Street, Canton Massachusetts 02021, telephone (781)-828-9300 or via the “contact us” dropdown on the investor page of our website. We will send you a copy of the Proxy Statement promptly after we receive your request.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in our proxy statement: Under the rules of the SEC, in order for any stockholder proposal to be included in our proxy statement and proxy card for presentation at the 2024 Annual Meeting of Stockholders, the proposal must be received by the Secretary of our Company at our principal executive offices by February 28, 2025 (120 days before the anniversary of the date this Proxy Statement is being mailed to our stockholders).

Other stockholder proposals: Our By-Laws provide that for business to be properly brought before an Annual Meeting of Stockholders (or any Special Meeting in lieu of Annual Meeting of Stockholders), a stockholder must: (i) give timely written notice to the Secretary of our Company describing any proposal to be brought before such meeting; and (ii) be present at such Annual Meeting, either in person or by a representative. Such procedural requirements are fully set forth in Section 3.13 of our By-Laws. A stockholder’s notice will be timely if delivered to, or mailed to and received by, us not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the “Anniversary Date”). To bring an item of business before the 2025 Annual Meeting, a stockholder must deliver the requisite notice of such item to the Secretary of our Company not before April 10, 2025 or after May 10, 2025. In the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, however, a stockholder’s notice will be timely delivered to, or mailed to, and received by, us not later than the close of business on the later of (a) the 90th day prior to the scheduled date of such Annual Meeting or (b) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by us. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 Annual Meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our By-Laws and must include the information in the notice required by our By-Laws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our Board maintains a process for stockholders to communicate with them. Stockholders wishing to communicate with our Board should direct their communications to: Secretary of the Company, Destination XL Group, Inc., 555 Turnpike Street, Canton, Massachusetts 02021. Any such communication must state the number of shares beneficially owned by the stockholder sending the communication. The Secretary will forward such communication to all of the members of the Board or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, then the Secretary has the authority to discard the communication or take appropriate legal action in response to the communication.

OTHER MATTERS

As of this date, our management knows of no business which may properly come before the Annual Meeting other than that stated in the Notice of Annual Meeting of Stockholders. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons voting them.

Appendix A

Explanatory Note: This Appendix A contains a copy of the Destination XL Group, Inc. Second Amended and Restated 2016 Incentive Compensation Plan as proposed to be amended by Proposal 3 included in this Proxy Statement to which this Appendix A is attached.

Editing Guide:

Proposed additions are shown in blue, bold and as underlined text;

Proposed deletions are shown in red, bold and as strike-throughs; and

Existing text, which has been moved, is shown in green, as lighter bold with underlined text or strike-through, as applicable.

DESTINATION XL GROUP, INC.

SECOND aMENDED AND RESTATED

2016 INCENTIVE COMPENSATION PLAN

(~~as amended and restated~~ effective august __, 2024 ~~NOVEMBER 2, 2023~~)

DESTINATION XL GROUP, INC.

SECOND AMENDED AND RESTATED 2016 INCENTIVE COMPENSATION PLAN, ~~as amended and restated~~

~~1.~~	~~Purpose~~	~~1~~
~~2.~~	~~Definitions~~	~~1~~
~~3.~~	~~Administration~~	~~5~~
~~4.~~	~~Shares Subject to Plan~~	~~5~~
~~5.~~	~~Eligibility; Per-Participation Limitations~~	~~6~~
~~6.~~	~~Award Vesting Limitations~~	~~6~~
~~7.~~	~~Specific Terms of Awards~~	~~6~~
~~8.~~	~~Certain Provisions Applicable to Awards~~	~~11~~
~~9.~~	~~Code Section 162(m) Provisions~~	~~13~~
~~10.~~	~~Change in Control~~	~~13~~
~~11.~~	~~General Provisions~~	~~15~~

1.	Purpose	A-3
2.	Definitions	A-3
3.	Administration	A-6
4.	Shares Subject to Plan	A-7
5.	Eligibility; Per-Participation Limitations	A-8
6.	Award Vesting Limitations	A-8
7.	Specific Terms of Awards	A-8
8.	Certain Provisions Applicable to Awards	A-13
9.	Change in Control	A-15
10.	General Provisions	A-17

DESTINATION XL GROUP, INC.

SECOND AMENDED AND RESTATED

2016 INCENTIVE COMPENSATION PLAN

1.
Purpose. The purpose of this SECOND AMENDED AND RESTATED DESTINATION XL GROUP, INC. 2016 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist DESTINATION XL GROUP, INC., a Delaware corporation (the “Company”) and its Related Entities (as hereinafter defined) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company or its Related Entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan replace~~s~~d the 2006 Incentive Compensation Plan which was last amended effective as of August 1, 2013. The Plan was originally adopted effective as of August 4, 2016 and was amended effective as of August 8, 2019, August 12, 2020 and August 5, 2021.
2.
Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.
a.
“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Deferred Award, Share granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest relating to Shares or other property (including cash), granted to a Participant under the Plan.
b.
“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.
c.
“Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 1~~1~~0(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant’s estate.
d.
“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d‑3 under the Exchange Act and any successor to such Rule.
e.
“Board” means the Company’s Board of Directors.
f.
“Change in Control” means a Change in Control as defined in Section ~~10~~9(b) of the Plan.
g.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
h.
“Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. The Committee shall consist of at least two directors, and each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii)~~an “outside director” within the meaning of Section 162(m) of the Code, and (iii)~~ “Independent”; provided, however, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.
i.
“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a ~~d~~Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
j.
“Continuous Service” means the uninterrupted provision of services to the Company or any Related Entity in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee, Director, Consultant or other service provider, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, Consultant or other service provider (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

~~(k) “Covered Employee” means an Eligible Person who is a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.~~

k.
~~(l)~~ “Deferred Stock” means a right to receive Shares, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period, which right is not subject to a substantial risk of forfeiture (other than the potential clawback of benefits under Section 8(f) hereof).
l.
~~(m)~~ “Deferred Award” means an Award of Deferred Stock or Restricted Stock Units granted to a Participant under Section 7(e) hereof.
m.
~~(n)~~ “Director” means a member of the Board or the board of directors of any Related Entity.
n.
~~(o)~~ “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.
o.
~~(p)~~ “Dividend Equivalent” means a right, granted to a Participant under Section 7(g) hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.
p.
~~(q)~~ “Effective Date” means the effective date of the Plan, which shall be the Shareholder Approval Date.
q.
~~(r)~~ “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan. Notwithstanding the foregoing, a Person shall not be an Eligible Person if the identity of such person would preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Securities Act of 1933.
r.
~~(s)~~ “Employee” means any person, including an officer or Director, who is an employee of the Company or any Related Entity, or is a prospective employee of the Company or any Related Entity (conditioned upon and effective not earlier than, such person becoming an employee of the Company or any Related Entity). The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
s.
~~(t)~~ “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
t.
~~(u)~~ “Fair Market Value” means the fair market value of Shares, Awards or other property on the date as of which the value is being determined, as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share as of any given date shall be the closing sale price per Share reported on the principal stock exchange or market on which Shares are traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.
u.
~~(v)~~ “Full Value Award” means any Award other than an option or a Stock Appreciation Right and that is settled in Shares.
v.
~~(w)~~ “Good Reason” means the same definition of Good Reason, or any substantially similar term, in the Participant’s employment agreement with the Company, if any, that is in effect at the time the determination is being made. If the Participant does not have an employment agreement with the Company at that time, or there is no definition of Good Reason, or any substantially similar term, in the Participant’s employment agreement at that time, or the Committee determines, in its sole and absolute discretion, that the right to any payment or benefit under this Plan that is subject to Section 409A of the Code pursuant to a termination of Continuous Service by a Participant for Good Reason would not be treated as a right to a payment or benefit pursuant to an involuntary separation from service for purposes of Section 409A of the Code if the definition of Good Reason, or any substantially similar term, in the Participant’s employment agreement at that time is applied to the Participant’s termination of Continuous Service, then Good Reason means the occurrence of any of the following in the absence of Justifiable Cause by the Company: (i) a material diminution in the Participant’s base salary, unless such material diminution in the Participant’s base salary is made pursuant to a reduction in base salary that affects all similarly situated employees in a similar manner and is made at least six months prior to a Change in Control, in which case such material diminution in the Participant’s base salary shall not constitute Good Reason; (ii) a material change in the geographic location at which the Participant must perform his or her job functions to which the Participant does not agree; or (iii) solely in the case of a Section 16 Officer, a material diminution in the Participant’s authority, duties, or responsibilities. For purposes of this Plan, Good Reason shall not be deemed to exist unless the termination of Continuous Service by a Participant for Good Reason occurs within 180 days following the initial existence of one of the conditions specified in clauses (i) through (iii) above, the Participant provides the Company with written notice of the existence of such condition within 90 days after the initial existence of the condition, and the Company fails to remedy the condition within 30 days after its receipt of such notice.
w.
~~(x)~~ “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
x.
~~(y)~~ “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Nasdaq Stock Market or any national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the Nasdaq Stock Market.
y.
~~(z)~~ “Incumbent Board” means the Incumbent Board as defined in Section ~~10~~9(b)(ii) of the Plan.
z.
~~(aa)~~ “Justifiable Cause” means the same definition as used in the Participant’s employment agreement, if any, that is in effect at the time the determination is being made. If the Participant does not have an employment agreement at that time, or there is no definition of Justifiable Cause, or any substantially similar term, in the Participant’s employment agreement at that time, then Justifiable Cause means any material failure by the Participant in performing his or her necessary job functions; any breach of any material written policies, rules or regulations which have been adopted by the Company; the Participant’s performance of any act or failure to act, as to which if the Participant was prosecuted and convicted, a crime or offense involving money or property of the Company or any Related Entity, or a crime or offense constituting a felony in the jurisdiction involved, would have occurred; the Participant’s embezzlement of funds or assets of the Company or any of its Subsidiaries or Affiliates; the Participant’s conviction of, pleas~~e~~ of guilty to, or pleas~~e~~ of nolo contendere to any felony; the Participant’s unauthorized disclosure to any person, firm or corporation of any confidential information of the Company or any Related Entity; the Participant’s usurpation of a corporate opportunity of the Company or any of its Related Entity; or the Participant’s engaging in any business other than the business of the Company or any Related Entity which materially interferes with the performance of his or her duties.
aa.
~~(bb)~~ “Listing Market” means the Nasdaq Stock Market or any national securities exchange on which the Company’s securities are listed for trading and, if not listed for trading on the Nasdaq Stock Market or a national securities exchange, then the Nasdaq Stock Market.
bb.
~~(cc)~~ “Option” means a right granted to a Participant under Section 7(b) hereof, to purchase Shares or other Awards at a specified price during specified time periods.
cc.
~~(dd)~~ “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.
dd.
~~(ee)~~ “Other Stock-Based Awards” means Awards granted to a Participant under Section 7(i) hereof.
ee.
~~(ff)~~ “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
ff.
~~(gg)~~ “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 7(h).
gg.
~~(hh)~~ “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.
hh.
~~(ii)~~ “Performance Share” means any grant pursuant to Section 7(h) of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
ii.
~~(jj)~~ “Performance Unit” means any grant pursuant to Section 7(h) of a unit valued by reference to a designated amount of property (including cash) other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
jj.
~~(kk)~~ “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

kk.
~~(ll)~~ “PriorPlan” means the Company’s 2006 Incentive Compensation Plan.
ll.
~~(mm)~~ “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Committee in which the Company, or a Subsidiary holds a substantial ownership interest, directly or indirectly and with respect to which the Company may offer or sell securities pursuant to the Plan in reliance upon either Rule 701 under the Securities Act of 1933 or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act of 1933.
mm.
~~(nn)~~ “Restricted Stock” means any Share issued with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
nn.
~~(oo)~~ “Restricted Stock Award” means an Award of Restricted Stock granted to a Participant under Section 7(d) hereof.
oo.
~~(pp)~~ “Restricted Stock Unit” means a right to receive Shares, including Restricted Stock, cash measured based upon the value of Shares or a combination thereof, at the end of a specified deferral period, which right is subject to a risk of forfeiture.
pp.
~~(qq)~~ “Restricted Stock Unit Award” means an Award of Restricted Stock Unit granted to a Participant under Section 7(e) hereof.
qq.
~~(rr)~~ “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
rr.
~~(ss)~~ “Shareholder Approval Date” means the date on which this Plan is approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements ~~Sections 162(m) and~~of422 of the Code, Rule 16b-3 under the Exchange Act and applicable requirements under the rules of the Listing Market.
ss.
~~(tt)~~ “Shares” means the shares of common stock of the Company, par value $.01 per share, and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 1~~1~~0(c) hereof.
tt.
~~(uu)~~ “Stock Appreciation Right” means a right granted to a Participant under Section 7(c) hereof.
uu.
~~(vv)~~ “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.
vv.
~~(ww)~~ “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines.
3.
Administration.
a.
Authority of the Committee. The Plan shall be administered by the Committee, except to the extent the Board elects to administer the Plan, in which case the Plan shall be administered by only those directors who are Independent Directors, in which case references herein to the “Committee” shall be deemed to include references to the Independent members of the Board. The Committee shall have full and final authority, subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee under the Plan or pursuant to any Award, the Committee shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person or Participant in a manner consistent with the treatment of other Eligible Persons or Participants.
b.
Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act~~, (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), to the extent necessary in order for such Award to so qualify~~; and (ii~~i~~) with respect to any Award to an Independent Director. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Eligible Persons, Participants, Beneficiaries, transferees under Section 1~~1~~0(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to members of the Board, or officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms and limitations as the Committee shall determine, to perform such functions, including administrative functions as the Committee may determine to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company ~~and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify~~. The Committee may appoint agents to assist it in administering the Plan.
c.
Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or Employee, the Company’s independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4.
Shares Subject to Plan.
a.
Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 1~~1~~0(c) hereof, the aggregate number of Shares reserved and available for delivery under the Plan shall be equal to the sum of (i) ~~14,595,000~~ 20,745,000 Shares plus (ii) the number of Shares available for issuance but not granted under the Prior Plan, and (iii) the number of Shares that are credited back to the maximum Share limitation under Section 4(c)(i) hereof. Shares issued in respect of any Full Value Award granted under the Plan shall be counted against the share limit as 1.9 Shares of stock for every one Share actually issued in connection with ~~the~~ such Full Value Award. Each Share issued in respect of Options and SARs shall be counted against the share limit as one Share. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.
b.
Application of Limitation to Grants of Award. No Award may be granted if the number of Shares that would be counted against the Share limit in Section 4(a) hereof as a result of such an Award exceeds the number of Shares remaining available for Award under the Plan. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.
c.
Availability of Shares Not Delivered under Awards and Adjustments to Limits.
i.
If any Shares subject to an Option or SAR granted under the Plan or the Prior Plan are forfeited or such Option or SAR is settled in cash or otherwise expires or terminates without the delivery of such Shares, the maximum Share limitation of Section 4(a) hereof shall be credited with one Share for each Share subject to such Option or SAR and such number of credited Shares may again be made available for Awards under the Plan, subject to Section 4(c)(iv) below. If any Shares subject to a Full Value Award granted under the Plan or the Prior Plan are forfeited or such Full Value Award is settled in cash or otherwise expires or terminates without the delivery of such Shares, the maximum share limitation of Section 4(a) hereof shall be credited with 1.9 Shares for each Share subject to such Full Value Award, and such number of credited Shares may again be made available for Awards under the Plan, subject to Section 4(c)(iv) below.
ii.
Awards that are settled or exercised through the payment of Shares shall be counted against the number of Shares available for award under the Plan in accordance with Section 4(a) hereof, regardless of the number of Shares actually issued upon settlement or exercise of any such Award. Awards that are settled in cash shall not be counted against the number of Shares available for Award under this Plan.
iii.
Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for delivery under the Plan if and to the extent that the use of such Shares would not require approval of the Company’s shareholders under the rules of the Listing Market. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
iv.
(Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 1~~1~~0(c) hereof, the maximum aggregate number of Shares that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be ~~1~~20,74~~,59~~5,000 Shares. In no event shall any Incentive Stock Options be granted under the Plan after the tenth anniversary of the date on which the Board adopts the Plan.
v.
Notwithstanding anything in this Section 4 to the contrary, but subject to adjustment as provided in Section 1~~1~~0(c) hereof, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant who is a Director but is not also an Employee or Consultant may be granted any Awards that have a “fair value” as of the date of grant, as determined in accordance with FASB ASC Topic 718 (or any other applicable accounting guidance), that exceed $300,000 in the aggregate.
d.
No Further Awards Under Prior Plan. No further awards shall be made under the Prior Plan after July 31, 2016.
5.
Eligibility; Per-Participant Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 1~~1~~0(c) of this Plan, in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options and/or Stock Appreciation Rights with respect to more than 1,000,000 Shares or (ii) Performance Shares ~~that are subject to Section 9 hereof~~, with respect to more than 1,000,000 Shares. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units ~~that are subject to Section 9 hereof~~ is (x) $3,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $3,000,000 multiplied by the number of full 12 months periods that are in the Performance Period.
6.
Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Section ~~10~~9 of the Plan, Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the Shares available pursuant to Section 4(a) may be granted to any one or more Eligible Persons without respect to such minimum vesting provisions. Nothing in this Section 6 shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, disability, termination of Continuous Service or the consummation of a Change in Control.
7.
Specific Terms of Awards.
a.
General. Awards may be granted on the terms and conditions set forth in this Section 7. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 1~~1~~0(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of the Participant’s Continuous Service and terms permitting a Participant to make elections relating to his or her Award. Except as otherwise expressly provided herein, the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (but not the exercise) of any Award.
b.
Options. The Committee is authorized to grant Options to any Eligible Person on the following terms and conditions:
i.
Exercise Price. Other than in connection with Substitute Awards, the exercise price per Share purchasable under an Option shall be determined by the Committee, provided that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of the Option and shall not, in any event, be less than the par value of a Share on the date of grant of the Option. If an Employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively)

and an Incentive Stock Option is granted to such ~~e~~Employee, the exercise price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value a Share on the date such Incentive Stock Option is granted. Other than pursuant to Section 1~~1~~0(c), (A) the terms of outstanding Options may not be amended to reduce the exercise price per Share of such Options, (B) an outstanding Option may not be cancelled, exchanged, substituted, bought out or surrendered in exchange for (i) cash or other Awards, in each case, having a Fair Market Value in excess of the amount by which the Fair Market Value of the Shares underlying such Option exceeds the aggregate exercise price of such Option or (ii) Options with an exercise price per Share that is less than the exercise price per Share of the original Option and (C) the Committee shall not be permitted to take any other action with respect to an Option that may be treated as a repricing, in each case, without approval of the Company’s shareholders.
ii.
Time and Method of Exercise. Subject to the maximum term of any Option set forth in Section ~~7~~8(b), the Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method by which notice of exercise is to be given and the form of exercise notice to be used, the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which the exercise price may be paid or deemed to be paid (including in the discretion of the Committee a cashless exercise procedure), the form of such payment, including, without limitation, cash, Shares (including without limitation the withholding of Shares otherwise deliverable pursuant to the Award), other Awards or Awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of Section 13(k) of the Exchange Act, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Shares will be delivered or deemed to be delivered to Participants.
iii.
Form of Settlement. The Committee may, in its sole discretion, provide that the Shares to be issued upon exercise of an Option shall be in the form of Restricted Stock or other similar securities.
iv.
Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right issued in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested, or consents to, the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
A.
the Option shall not be exercisable for more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and
B.
the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company (and any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code, respectively) that become exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000; and
C.
if shares acquired by exercise of an Incentive Stock Option are disposed of within two years following the date the Incentive Stock Option is granted or one year following the transfer of such Shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.
c.
Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any Eligible Person (a “Freestanding Stock Appreciation Right”), upon such terms and conditions as the Committee may establish in its sole discretion, not inconsistent with the provisions of the Plan, including the following:
i.
Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the Stock Appreciation Right as determined by the Committee. The grant price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date of grant, in the case of a Freestanding Stock Appreciation Right, or less than the associated Option exercise price, in the case of a tandem Stock Appreciation Right. Other than pursuant to Section 1~~1~~0(c), (A) the terms of outstanding Stock Appreciation Rights may not be amended to reduce the grant price per Share of such Stock Appreciation Rights, (B) an outstanding Stock Appreciation Right may not be cancelled, exchanged, substituted, bought out or surrendered in exchange for (i) cash or other Awards, in each case, having a Fair Market Value in excess of the amount by which the Fair Market Value of the Shares underlying such Stock Appreciation Right exceeds the aggregate grant price of such Stock Appreciation Right or (ii) Stock Appreciation Rights with a grant price per Share that is less than the grant price per Share of the original Stock Appreciation Right and (C) the Committee shall not be permitted to take any other action with respect to a Stock Appreciation Right that may be treated as a repricing, in each case, without approval of the Company’s shareholders.
ii.
Other Terms. Subject to the maximum term of any Stock Appreciation Right set forth in Section ~~7~~8(~~c~~b), the Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Shares will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right.
d.
Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to any Eligible Person on the following terms and conditions:
i.
Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan, covering a period of time specified by the Committee (the “Restriction Period”). The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 1~~1~~0(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or Beneficiary.
ii.
Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable Restriction Period, the Participant’s Restricted Stock that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited and reacquired by the Company; provided that, subject to the limitations set forth in Section 6 hereof, the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to Restricted Stock Awards shall be waived in whole or in part in the event of terminations resulting from specified causes, and subject to the limitations in Section 6 hereof, the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.
iii.
Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
iv.
Dividends and Splits. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan, or except as otherwise provided in ~~the last sentence of~~ Section 7(h)(v) hereof, may require that payment be delayed (with or without interest at such rate, if any, as the Committee shall determine) and remain subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such cash dividend is payable, in each case in a manner that does not violate the requirements of Section 409A of the Code. ~~Unless otherwise determined by the Committee~~ Notwithstanding any provision herein to the contrary, Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property have been distributed.
e.
Deferred Award. The Committee is authorized to grant “Deferred Awards,” which include Deferred Stock and Restricted Stock Unit Awards, to any Eligible Person on the following terms and conditions.
i.
Award and Restrictions. Satisfaction of a Deferred Award shall occur upon expiration of the deferral period specified for such Deferred Award by the Committee (or, if permitted by the Committee, as elected by the Participant in a manner that does not violate the requirements of Section 409A of the Code). In addition, a Restricted Stock Unit Award shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. A Deferred Award may be satisfied by delivery of Shares, cash equal to the Fair Market Value of the specified number of Shares covered by the Deferred Award, or a combination thereof, as determined by the Committee at the date of grant or thereafter. Prior to satisfaction of a Deferred Award, a Deferred Award carries no voting or dividend or other rights associated with Share ownership. Prior to satisfaction of a Deferred Award, except as otherwise provided in an Award Agreement and as permitted under Section 409A of the Code, a Deferred Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant or any Beneficiary.
ii.
Forfeiture. Except as otherwise determined by the Committee, upon termination of a Participant’s Continuous Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Stock Unit Award), the Participant’s Restricted Stock Unit Award that is at that time subject to a risk of forfeiture that has not lapsed or otherwise been satisfied shall be forfeited; provided that, subject to the limitations set forth in Section 7 hereof, the Committee may provide, by resolution or other action or in any Award Agreement, or may determine in any individual case, that forfeiture conditions relating to a Restricted Stock Unit Award shall be waived in whole or in part in the event of terminations resulting from specified causes, and, subject to the limitations in Section 6 hereof, the Committee may in other cases waive in whole or in part the forfeiture of any Restricted Stock Unit Award.
iii.
Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, and except as otherwise provided in ~~the last sentence of~~ Section 7(h)(v) hereof, any Dividend Equivalents that are granted with respect to any Deferred Award shall be either (A) paid with respect to such Deferred Award at the dividend payment date in cash or in Shares of unrestricted stock having a Fair Market Value equal to the amount of such dividends, but only to the extent such Deferred Award is then vested, or (B) deferred with respect to such Deferred Award and the amount or value thereof automatically deemed reinvested in additional Deferred Award, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect. The applicable Award Agreement shall specify whether any Dividend Equivalents shall be paid at the dividend payment date (subject to the limitation described above), deferred or deferred at the election of the Participant. If the Participant may elect to defer the Dividend Equivalents, such election shall be made within 30 days after the grant date of the Deferred Award, but in no event later than 12 months before the first date on which any portion of such Deferred Award vests (or at such other times prescribed by the Committee as shall not result in a violation of Section 409A of the Code).
f.
Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Shares to any Eligible Persons as a bonus, or to grant Shares or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Eligible Persons subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Shares or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.
g.
Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to any Eligible Person entitling the Eligible Person to receive cash, Shares, other Awards, or other property equal in value to the dividends paid with respect to a specified number of Shares, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. Except as otherwise provided in ~~the last sentence of~~

Section 7(h)(v)hereof, the Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at some later date, or whether such Dividend Equivalents shall be deemed to have been reinvested in additional Shares, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify, provided that Dividend Equivalents granted in connection with another Award shall not be paid or distributed prior to the vesting date of the related Award (or portion thereof giving rise to the Dividend Equivalent). Any such determination by the Committee shall be made at the grant date of the applicable Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.
h.
Performance Awards. The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or other Awards, on terms and conditions established by the Committee~~, subject to the provisions of Section 9 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions.~~ .
i.
The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The Committee shall determine the circumstances in which Awards shall be paid, if at all, or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.
ii.
Except as ~~provided in Section 10 or as~~ may be provided in an Award Agreement, Performance Awards will be distributed or settled only after the end of the relevant Performance Period.
iii.
The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon ~~the criteria set forth in Section 9(b), or in the case of an Award that the Committee determines shall not be subject to Section 9 hereof, any other~~any criteria that the Committee, in its sole discretion, shall determine should be used for that purpose.  ~~The amount of the Award to be distributed shall be conclusively determined~~ Achievement of performance goals in respect of Performance Awards shall generally be measured over a Performance Period of at least 12 months and not longer than 5 years, as specified by the Committee. Generally, performance goals shall be established within 90 days after the beginning of any Performance Period applicable to Performance Awards.
iv.
The Committee will determine, by resolution or other appropriate action, whether the performance criteria and any other material terms previously established by the Committee or set forth in the Plan have been satisfied. The amount of the Award to be distributed shall be conclusively determined by the Committee. Except as otherwise specified by the Committee, the Committee shall exclude the impact of: (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) a change in accounting standards required by generally accepted accounting principles, or (iv) any other item or event deemed advisable by the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards.
v.
Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis in a manner that does not violate the requirements of Section 409A of the Code.
i.
Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to any Eligible Person such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan. Other Stock-Based Awards may be granted to Participants either alone or in addition to other Awards granted under the Plan, and such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Except as otherwise provided in ~~the last sentence of~~ Section 7(h)(v)hereof, the Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 7(i) shall be purchased for such consideration, (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law) paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards or other property, as the Committee shall determine.

8.
Certain Provisions Applicable to Awards.
a.
Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Shares minus the value of the cash compensation surrendered (for example, Options or Stock Appreciation Right granted with an exercise price or grant price “discounted” by the amount of the cash compensation surrendered), provided that any such determination to grant an Award in lieu of cash compensation must be made in a manner intended to be exempt from or comply with Section 409A of the Code.
b.
Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or in the case of an Incentive Stock Option such shorter term as may be required under Section 422 of the Code).
c.
Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, subject to the terms of the Plan, be subject to the Company’s compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, the rules and regulations adopted by the Securities and Exchange Commission thereunder, all applicable rules of the Listing Market and any other applicable law, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a Share on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 1~~1~~0(e) of this Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.
d.
Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).
e.
Code Section 409A. The following provisions shall apply to any Award that is or may potentially be subject to the requirements of Section 409A of the Code.
i.
The Award Agreement for any Award that the Committee reasonably determines to constitute a “non-qualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with, the applicable requirements of Section 409A of the Code, and the Committee, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.
ii.
If any Award constitutes a Section 409A Plan, then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:

A.
Payments under the Section 409A Plan may be made only upon (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeable emergency”;
B.
The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;
C.
Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and
D.
In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).

For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award.

iii.
Notwithstanding the foregoing, or any provision of this Plan or any Award Agreement, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A of the Code, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A of the Code.
f.
Clawback of Certain Compensation and Benefits.
i.
The Company may (A) cause the cancellation of any Award, (B) require reimbursement of any Award by a Participant or Beneficiary, and (C) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with any Clawback Policy. By accepting an Award, a Participant is also agreeing to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Award Agreements (and/or awards issued under the Prior Plan~~s~~) may be unilaterally amended by the Company, without the Participant’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.
ii.
If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee.

~~9. Code Section 162(m) Provisions.~~

~~(a) Covered Employees. The Committee, in its discretion, may determine at the time an Award is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, that the provisions of this Section 9 shall be applicable to such Award.~~

~~(b) Performance Criteria. If an Award is subject to this Section 9, then the payment or distribution thereof or lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; and/or (14) the Fair Market Value of a Share. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. Except as otherwise specified by the Committee at the time the goals are set, the Committee shall exclude the impact of: (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (iii) a change in accounting standards required by generally accepted accounting principles, or (iv) any other item or event specified by the Committee at the time the goals are set.~~

~~(c) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards subject to this Section 9 shall be measured over a Performance Period no shorter than 12 months and no longer than 5 years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to Performance Awards, subject to this Section 9, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.~~

~~(d) Adjustments. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 9, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 9. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.~~

~~(e) Committee Certification. No Participant shall receive any payment under the Plan that is subject to this Section 9 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as “performance based compensation” under Section 162(m) of the Code.~~

9~~10.~~ Change in Control.

a.
Effect of “Change in Control”. Unless otherwise provided in any employment or other agreement between the Participant and the Company or any Related Entity, or in any Award Agreement, or to the extent otherwise determined by the Committee in effect immediately preceding the Change in Control, in its sole discretion and without any requirement that each Participant be treated consistently, in the event of a Change in Control and within 6 months before or 18 months after the Change in Control, the Participant’s Continuous Service is terminated by the Company or any Related Entity without Justifiable Cause or by the Participant for Good Reason, or there is a termination of Continuous Service because of the Participant’s death or Disability, the following shall occur: (i) if the portion of the Participant’s Award(s) or any award(s) that is substituted therefor that is subject only to time-based vesting has not previously been vested or paid to the Participant, then such portion shall immediately vest (in the case of any Award or substitute therefor that is subject to vesting) and any cash payable as a result of such vesting shall be paid to the Participant, as soon as practicable (but in no event more than 5 business days) after the later of the Change in Control or the termination of the Participant’s Continuous Service; and (ii) if the portion of the Participant’s Award(s) or any award(s) that is substituted therefor that is subject to performance-based vesting has not previously been vested or paid to the Participant, then the pro-rata portion for the time elapsed in the ongoing performance period(s) of the Award or substitute therefor, shall immediately vest and any cash payable as a result of such vesting shall be paid to the Participant, as soon as practicable (but in no event more than 5 business days) after the later of the Change in Control or the termination of the Participant’s Continuous Service. Each Share that is received upon the exercise, vesting or settlement of an Award or substitute therefor that vests pursuant to this Section ~~10~~9(~~b~~a) shall be immediately redeemed by the Company (or its successor) for cash payable by the Company (or its successor) in an amount (the “Redemption Price Per Share”) equal to, as applicable, (x) if the Shares have not been cancelled, exchanged or converted into other securities or property as a result of the Change in

Control and are publicly-traded, the Fair Market Value of a Share on the date of the termination of the Participant’s Continuous Service, or (y) if the Shares have been cancelled, exchanged or converted into other securities or property as a result of the Change in Control, the greater of (i) the fair market value per Share of the consideration received pursuant to the Change in Control by the holders of Shares on the date of the Change in Control and (ii) if the consideration received by the holders of Shares pursuant to the Change in Control consisted, in whole or in part, of other securities which are publicly traded, the sum of (A) the fair market value of the number of such securities received for each Share pursuant to the Change in Control on the date of the termination of the Participant’s Continuous Service and (B) the fair market value of any other consideration received for each Share pursuant to the Change of Control. Each Option that vests pursuant to this Section ~~10~~9(~~b~~a) shall be immediately cancelled in exchange for cash payable by the Company for each Share subject to the cancelled Option equal to the amount, if any, by which the Redemption Price Per Share exceeds the exercise price per Share of the Option.
b.
Definition of “Change in Control”. Unless otherwise specified in any employment or other agreement for services between the Participant and the Company or any Subsidiary, or in an Award Agreement, a “Change in Control” shall mean the occurrence of any of the following:
i.
The acquisition by any Person of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (A) the value of then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section ~~10~~9(b), the following acquisitions shall not constitute or result in a Change in Control: (v) any acquisition directly from the Company; (w) any acquisition by the Company; (x) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) below; or
ii.
During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
iii.
Consummation of (A) a reorganization, merger, statutory share exchange or consolidation or similar transaction involving (x) the Company or (y) or any of its Subsidiaries, or (B) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity securities of another entity by the Company or any of its Subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the Board of Directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
iv.
Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10.~~11.~~ General Provisions.

a.
Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Shares or payment of other benefits under any Award until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule or regulation, listing or other required action with respect to the Listing Market, or compliance with any other obligation of the Company, as the Committee, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Shares or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.
b.
Limits on Transferability; Beneficiaries. No Award or other right or interest granted under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award Agreement (subject to any terms and conditions which the Committee may impose thereon), are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement. For this purpose, a Permitted Assignee shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.
c.
Adjustments.
i.
Adjustments to Awards. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Shares and/or such other securities of the Company or any other issuer, then the Committee shall, in such manner as it may deem appropriate and equitable, substitute, exchange or adjust any or all of (A) the number and kind of Shares which may be delivered in connection with Awards granted thereafter, (B) the number and kind of Shares by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee determines to be appropriate in order to prevent the reduction or enlargement of benefits under any Award. Notwithstanding the foregoing, in the case of any “equity restructuring” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation, formerly known as Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) or any other applicable accounting standard), the Committee shall make such adjustments to Awards on account of such equity restructuring as shall be necessary in order that the “fair value” of the adjusted Award immediately following the equity restructuring shall be equal to the “fair value” of the original Award immediately prior to the equity restructuring, based on the Share price and other pertinent factors on the effective date of the equity restructuring. For purposes of the preceding sentence, “fair value” shall be determined in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation or any other applicable accounting standard.
ii.
Adjustments in Case of Certain Transactions.

A.
In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control (and subject to the provisions of Section ~~10~~9of this Plan relating to the vesting of Awards in the event of any Change in Control), any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (1) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (2) the assumption or substitution for, as those terms are defined below, the outstanding Awards by the surviving entity or its parent or subsidiary, (3) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (4) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 1~~1~~0(c)(ii) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his/her exercise of any Awards upon the consummation of the transaction.
B.
For purposes of this Section 1~~1~~0(c)(ii), an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Deferred Award or Other Stock-Based Award immediately prior to the Change in Control, on substantially the same vesting and other terms and conditions as were applicable to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company or its parent or subsidiary, the Committee may, with the consent of the successor company or its parent or subsidiary, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Deferred Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
iii.
Other Adjustments. The Committee ~~(and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code)~~  is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant~~, provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 9(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.~~.
d.
Award Agreements. Each Award Agreement shall either be (i) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.
e.
Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company or any Related Entity and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments equal in value to the Shares withheld or received from the Participant in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. The amount of withholding tax paid with respect to an Award by the withholding of Shares otherwise deliverable pursuant to the Award or by delivering Shares already owned shall not exceed the maximum statutory withholding required with respect to that Award.
f.
Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 ~~or Code Section 162(m)~~) or the rules of the Listing Market, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.
g.
Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person’s or Participant’s Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company or any Related Entity including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s or any Related Entity’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company or any Related Entity’s in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Shares awarded pursuant to this Plan unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company, nor any Related Entity, nor any of their respective officers, directors, representatives or agents are granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.
h.
Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.
i.
Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable ~~including incentive arrangements and awards which do not qualify under Section 162(m) of the Code~~.
j.
Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
k.
Governing Law. Except as otherwise provided in any Award Agreement, the validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws, and applicable federal law.
l.
Non-U.S. Laws. The Committee shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.
m.
Plan Effective Date and Shareholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date which is the date the Plan was approved by shareholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Section~~s 162(m) (if applicable) and~~ 422, Rule 16b-3 under the Exchange Act (if applicable), applicable requirements under the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.
n.
Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.
o.
Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

DESTINATION XL GROUP, INC.
Notice of 2024 Annual Meeting of
Stockholders and Proxy Statement
Thursday, August 8, 2024
9:30 A.M. EDT

Destination XL Group, Inc.

555 Turnpike Street

Canton, Massachusetts 02021

Please sign your proxy and
return it in the enclosed
postage-paid envelope so
that you may be represented
at the Annual Meeting.

ANNUAL MEETING OF STOCKHOLDERS OF

DESTINATION XL GROUP, INC.

August 8, 2024

GO GREEN

e-consent makes it easy to go paperless. With e-consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 8, 2024:

The Proxy Statement and 2024 Annual Report to Stockholders are available at https://investor.dxl.com/financial-information/annual-reports

PLEASE SIGN, DATE AND MAIL

YOUR PROXY CARD IN THE ENVELOPE

PROVIDED AS SOON AS POSSIBLE.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	☐Election of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW.

		For	Against	Abstain

	Harvey S. Kanter	☐	☐	☐

	Carmen R. Bauza	☐	☐	☐

	Jack Boyle	☐	☐	☐

	Lionel F. Conacher	☐	☐	☐

	Willem Mesdag	☐	☐	☐

	Ivy Ross	☐	☐	☐

	Elaine K. Rubin	☐	☐	☐

2.	To approve, on an advisory basis, named executive officer compensation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.	For ☐	Against ☐	Abstain ☐

		For	Against	Abstain
3.

To approve amendments to our 2016 Incentive Compensation Plan, including the increase in the total number of shares of common stock authorized for issuance under the plan by 6,150,000 shares. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

		☐	☐	☐

		For	Against	Abstain

4.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year ending February 1, 2025. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.	☐	☐	☐

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED IT WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFIC DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE, AND “FOR” EACH OF THE OTHER PROPOSALS. RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF DESTINATION XL GROUP, INC. DATED June 28, 2024.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.		☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Stockholder	Date	Signature of Stockholder	Date

DESTINATION XL GROUP, INC.

555 Turnpike Street

Canton, Massachusetts 02021

This Proxy Is Solicited On Behalf Of The Board Of Directors

For The Annual Meeting Of Stockholders To Be Held On August 8, 2024

The undersigned stockholder of Destination XL Group, Inc. (the “Company”) hereby appoints Lionel F. Conacher and Harvey S. Kanter, and each of them, as proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, August 8, 2024, at 9:30 A.M. local time, at the corporate offices of the Company, 555 Turnpike Street, Canton, Massachusetts, and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present, as set forth on the reverse hereof, upon the matters set forth thereon and more fully described in the Notice and Proxy Statement for such Annual Meeting, and, in their discretion, upon all such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all proxies, if any, hitherto given by the undersigned for such Annual Meeting.

(Continued and to be signed on reverse side.)